UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for use of the Commission Only (as Permitted By Rule 14A-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-12

SEARS HOMETOWN AND OUTLET STORES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

SEARS HOMETOWN AND OUTLET STORES, INC.

5500 Trillium Boulevard, Suite 501

Hoffman Estates, Illinois 60192

April 11, 2017

Will Powell

Chief Executive Officer and President

Dear Stockholder:

I am delighted to be able to invite you to attend the Annual Meeting of Stockholders of Sears Hometown and Outlet Stores, Inc. (the “Company” or “SHO”) to be held on Wednesday, May 24, 2017. The meeting will begin at 9:00 a.m. (Central Time), and SHO will host the meeting at the offices of Sears Holdings Corporation (which are adjacent to our corporate headquarters), in CTC Room 702A&B, 3333 Beverly Road, Hoffman Estates, Illinois 60179. Stockholders will enter the Sears Holdings Corporation offices at the Elm Building main entrance.

We are pleased to furnish proxy materials to our stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while also lowering the costs that the Company incurs and reducing the environmental impact of our Annual Meeting.

Whether or not you plan to attend the Annual Meeting in person, please read the Proxy Statement and vote your shares. Instructions for Internet and telephone voting are included in your Notice of Internet Availability of Proxy Materials or proxy card (if you received your materials by mail).

ADMISSION TO THE 2017 ANNUAL MEETING

An Admission Ticket (or other proof of stock ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting.

Only stockholders who own SHO common stock as of the close of business on April 4, 2017 will be entitled to attend the Annual Meeting. An Admission Ticket will serve as verification of your ownership.

•

If you received a Notice of Internet Availability of Proxy Materials and you will not be requesting a printed copy of the proxy materials, please bring that Notice with you to the Annual Meeting as your Admission Ticket.

•	If your SHO shares are registered in your name, an Admission Ticket is attached to your proxy card—please bring that Admission Ticket with you to the Annual Meeting.

•

If your SHO shares are held in a bank or brokerage account, you can attend the Annual Meeting if you bring a recent bank or brokerage statement showing that you owned shares of SHO common stock on April 4, 2017. You may also contact your bank or broker to obtain a written legal proxy.

Registration will begin at 8:30 a.m. and seating will begin at 8:45 a.m. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.

Sincerely,

Will Powell

Sears Hometown and Outlet Stores, Inc.

5500 Trillium Boulevard, Suite 501

Hoffman Estates, Illinois 60192

Notice of 2017 Annual Meeting of Stockholders

Date:	May 24, 2017
Time:	9:00 a.m. (Central Time)
Place:	Sears Holdings Corporation
CTC Room 702A&B
3333 Beverly Road
Hoffman Estates, Illinois 60179
Stockholders will enter the Sears Holdings Corporation offices at the Elm Building main entrance

Please attend the Annual Meeting of Stockholders of Sears Hometown and Outlet Stores, Inc. (the “Company” or “our”) to:

1.	Elect the seven director nominees named in the accompanying Proxy Statement;

2.	Approve, on an advisory basis, the compensation of our Named Executive Officers;

3.	Ratify the appointment by the Audit Committee of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2017; and

4.	Consider any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is April 4, 2017. Only stockholders of record at the close of business on that date can vote at, or will be eligible to attend, the Annual Meeting.

On April 11, 2017 we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of April 4, 2017 and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. For those who previously requested printed proxy materials or electronic materials on an ongoing basis, you will receive those materials as you requested.

It is important that your shares are represented at the Annual Meeting. Stockholders may vote their shares (1) in person at the Annual Meeting, (2) by telephone, (3) through the Internet, or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone or through the Internet (including voting deadlines) are included in the Notice and in the proxy card. If you attend and vote at the Annual Meeting, your vote at the Annual Meeting will replace any earlier vote.

By Order of the Board of Directors.

Charles J. Hansen

Vice President, General Counsel, and Secretary

April 11, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2017.

The Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders and the Company’s 2016 Annual Report on Form 10-K are available at www.proxyvote.com.

Proxy Statement

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board” or the “Board of Directors”) of Sears Hometown and Outlet Stores, Inc. (“SHO,” the “Company,” “we,” or “our”) for use at the Annual Meeting of Stockholders to be held on May 24, 2017. On or about April 11, 2017 the Company began mailing to stockholders a Notice of Internet Availability of the Proxy Materials containing instructions on how to access proxy materials via the Internet and how to vote online (www.proxyvote.com). Stockholders who did not receive the Notice of Internet Availability of the Proxy Materials will continue to receive a paper or electronic copy of the proxy materials, which the Company also began sending on or about April 11, 2017.

QUESTIONS AND ANSWERS

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:	In accordance with rules and regulations adopted by the United States Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this Proxy Statement and our 2016 Annual Report on Form 10-K, by providing access to such documents on the Internet. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about April 11, 2017, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to most of our stockholders that will instruct how you may access and review all of the proxy materials on the Internet. The Notice also instructs how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions in the Notice for requesting such materials.

Q:	What is a proxy statement?

A:	A proxy statement is a document, such as this one, required by the SEC that, among other things, explains the items on which you are asked to vote on the proxy card.

Q:	What will stockholders be asked to do at the Annual Meeting?

A:	At the SHO 2017 Annual Meeting of Stockholders (the “Annual Meeting”), our stockholders will be asked to:

•	elect the seven director nominees named in this Proxy Statement (see discussion beginning on page 9);

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approve, on an advisory basis, the compensation of our Named Executive Officers (who are described under “Item 1—Executive Compensation—2016 Fiscal Year Summary Compensation Table” in this Proxy Statement (see page 35));

•	ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2017 (see discussion beginning on page 36); and

•	consider any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Q:	What does it mean to vote by proxy?

A:	It means that you give someone else the right to vote your shares in accordance with your instructions. In this way you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:

•	FOR the election of seven nominees for director;

•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as described in this Proxy Statement; and

•	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2017.

Q:	Who is entitled to vote?

A:	Only holders of our common stock at the close of business on April 4, 2017 (the “Record Date”) are entitled to vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. There were 22,716,132 shares of our common stock outstanding on the Record Date.

Q:	How do I cast my vote?

A:	If you hold your shares directly in your own name you are a “registered stockholder,” and you can vote in person at the Annual Meeting or you can complete and submit a proxy through the Internet, by telephone, or by mail (if you received your proxy materials by mail). If your shares are registered in the name of a broker or other nominee you are a “street-name stockholder,” and you will receive instructions from your broker or other nominee describing how to vote your shares.

Q:	How do I vote by telephone or through the Internet?

A:	If you are a registered stockholder, you may vote by telephone or through the Internet following the instructions in the proxy card. If you are a street-name stockholder, your broker or other nominee will provide information for you to use in directing your broker or nominee how to vote your shares.

Q:	Who will count the vote?

A:	A representative of Broadridge Financial Services, Inc., an independent tabulator, will count the vote and act as the inspector of election.

Q:	Can I change my vote after I have voted?

A:	A subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you are a registered stockholder and wish to change your vote by mail, you may do so by requesting, in writing, a proxy card from the Company’s Secretary at Sears Hometown and Outlet Stores, Inc., Law Department, 5500 Trillium Boulevard, Suite 501, E5-094B, Hoffman Estates, Illinois 60192, Attn: General Counsel and Secretary. The last vote received prior to the Annual Meeting will be the one counted. If you are a registered stockholder, you may also change your vote by voting in person at the Annual Meeting. Street-name stockholders wishing to change their votes after returning voting instructions to their broker or other nominee must contact the broker or nominee directly.

Q:	Can I revoke a proxy?

A:	Yes, registered stockholders may revoke a properly executed proxy at any time before it is exercised by submitting a letter addressed to, and received by, the Company’s Secretary at the address listed in the answer to the previous question. Street-name stockholders cannot revoke their proxies in person at the Annual Meeting because the actual registered stockholders, the brokers or other nominees, will not be present.

Q:	What does it mean if I receive more than one Notice, proxy, or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. For all Notices you receive, please enter your vote by Internet for each control number you have been assigned. If you received paper copies of proxy materials, please provide voting instructions for all proxy and voting instruction cards you receive. We encourage you to register all your accounts in the same name and address. Registered stockholders may contact our transfer agent Computershare Trust Company, N.A., P.O. Box 30202, College Station, TX 77842-9909 (1-888-679-2864). Street-name stockholders holding shares through a broker or other nominee should contact their broker or nominee and request consolidation of their accounts.

Q:	What shares are included on my Notice?

A:	Your Notice includes all shares registered to your account under the same social security number and address.

Q:	What makes a quorum?

A:	Each outstanding share of our common stock as of the Record Date is entitled to one vote at the Annual Meeting. A majority of the outstanding shares entitled to vote being present or represented by proxy at the Annual Meeting constitutes a quorum. A quorum is necessary to conduct the Annual Meeting.

Q:	How many votes are needed to approve each of the proposals?

A:	Item 1: The director nominees will be elected by a plurality of the votes cast by the shares of common stock entitled to vote at the Annual Meeting and present in person or represented by proxy. This means that the seven nominees who receive the most affirmative votes will be elected as directors.

Item 2: Advisory approval of the compensation of our Named Executive Officers requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Item 3: Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Q:	How are votes counted?

A:	In accordance with Delaware law, our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws (“Bylaws”), all votes entitled to be cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter, whether those stockholders vote “for,” “against,” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required to (1) approve, on an advisory basis, the compensation of our Named Executive Officers and (2) ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2017 fiscal year.

Q:	What is the effect of an abstention?

A:	The shares of a stockholder who abstains from voting on a matter will be counted for purposes of determining whether a quorum is present at the Annual Meeting so long as the stockholder is present in person or represented by proxy. With regard to the election of directors, votes may be cast in favor or withheld, and votes that are withheld will have no effect. Abstentions may be specified on all other proposals. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the Annual Meeting has the same legal effect as a vote “against” the proposals to approve, on an advisory basis, the compensation of our Named Executive Officers and to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2017 fiscal year.

Q:	How will votes be counted on shares held through brokers and other nominees?

A:	If you are a street-name stockholder and do not provide your broker or other nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers and other nominees are not entitled to vote on the election of directors or the advisory proposal to approve the compensation of our Named Executive Officers unless the brokers or other nominees receive voting instructions from the beneficial owner. The shares of a stockholder whose shares are not voted because of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the Annual Meeting so long as the stockholder is represented by proxy. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered present and entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Brokers and other nominees will be permitted to vote without voting instructions on the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2017 fiscal year.

Q:	Who may attend the Annual Meeting?

A:

All stockholders as of the Record Date may attend. Seating and parking are limited and admission is on a first-come basis. If you received a Notice and will not be requesting a printed copy of the proxy materials, please bring the Notice with you as your admission ticket. If you are a registered stockholder, an admission ticket is attached to your proxy card. Each stockholder may be asked to present valid picture identification (for example, a driver’s license or a passport). If you are a street-name stockholder and you received printed copies of your proxy materials, you will need to bring a copy of a brokerage statement, proxy materials, or a letter from the broker or other nominee confirming ownership of SHO shares as of the Record Date.

Q:	Can I access future annual meeting materials through the Internet rather than receiving them by mail?

A:	Yes. Registered stockholders can sign up for electronic delivery at www.proxyvote.com. If you vote through the Internet, you can also sign up for electronic delivery. Just follow the instructions that appear after you finish voting. You will receive an e-mail next year containing the Company’s 2016 Annual Report on Form 10-K and the proxy statement for our 2017 Annual Meeting of Stockholders. Street-name stockholders may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker or other nominee regarding the availability of this service. This procedure reduces the printing costs and fees we incur in connection with the solicitation of proxies.

Q:	What is “householding”?

A:	SHO has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, registered stockholders who have the same address and last name and do not receive proxy materials electronically will receive a single set of proxy materials, unless one or more of these stockholders notifies the Company that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to SHO by reducing printing and postage costs.

If you participate in householding and wish to receive a separate Notice of Internet Availability of Proxy Materials or set of proxy materials, or if you wish to receive separate copies of future Notices, annual reports, and proxy statements please contact Broadridge Financial Solutions at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or 1-800-542-1061. The Company will deliver the requested documents to you promptly upon your request.

Registered stockholders who share the same address, currently receive multiple copies of proxy materials, and who wish to receive only one copy of these materials per household in the future may contact Broadridge Financial Solutions at the address or telephone number listed above. Street-name stockholders should contact their broker or other nominee to request information about householding.

Q:	How do I revoke my consent to the householding program?

A:	Registered stockholders who wish to discontinue their participation in the householding of Annual Reports on Form 10-K, proxy statements, and other disclosure documents may revoke their consent to the householding program by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Registered stockholders may also revoke their consent by contacting SHO’s householding agent toll free at 1-800-542-1061 and following the voice prompts. These stockholders will be removed from the householding program within 30 days of receipt of the revocation of consent.

A number of brokerage firms have instituted householding. Street-name stockholders should contact their broker or other nominee to request information about householding.

CORPORATE GOVERNANCE

Corporate Governance Practices

E.J. Bird, James F. Gooch, Josephine Linden, Kevin Longino, William K. Phelan, Will Powell, and David Robbins currently serve as the members of our Board of Directors. The Board is committed to effective corporate governance as a publicly traded company. To that end, the Board has approved and adopted Corporate Governance Guidelines and Board committee charters that provide the framework for SHO’s governance and that are in compliance with the corporate governance requirements of the Stock Market Rules of The Nasdaq Stock Market LLC. The Nominating and Corporate Governance Committee reviews and assesses the Corporate Governance Guidelines annually and recommends changes to the Board as appropriate. The Corporate Governance Guidelines, the charters of Board committees, our Code of Conduct, and our Board of Directors Code of Conduct, are available on our website at www.shos.com under the heading “Governance.” Among other things, the Corporate Governance Guidelines provide that:

•	A majority of the members of our Board must satisfy the independence standards of Nasdaq’s Stock Market Rules.

•	Independent directors are to meet regularly, at least twice a year, in executive session without management present.

•

The Board and its committees have the power to engage, at the Company’s expense, independent legal, financial, and other advisors as deemed necessary, without consulting or obtaining the approval of the Company’s officers in advance.

•	The Board will conduct annual evaluations to assess whether it and its committees are functioning effectively.

The Company’s Insider Trading Policies provide that Board members and the Company’s employees are prohibited from (i) holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan and (ii) engaging in transactions in publicly traded options based on the Company’s securities, such as puts, calls, and other derivative securities, on an exchange or in any other organized market.

The Company’s Annual Incentive Plan and the Company’s Long-Term Incentive Program provide that the Company will seek reimbursement from the Company’s executive officers if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law. The Company’s Annual Incentive Plan and the Company’s Long-Term Incentive Program are included as exhibits to the Company’s 2016 Annual Report on Form 10-K.

Director Independence

The Board of Directors analyzed the independence of each director. In the course of the Board’s independence determinations the Board considered, among other things, relationships and arrangements required to be disclosed pursuant to SEC rules. As a result of this review, the Board affirmatively determined that each of the directors except Mr. Powell meets the standards of independence with respect to Board membership under our Corporate Governance Guidelines and the applicable Nasdaq listing rules, including that each of the directors except Mr. Powell is free of any relationship that would interfere with his or her individual exercise of independent judgment.

The Board of Directors also determined that (1) all three members of the Compensation Committee (Messrs. Gooch and Phelan and Mrs. Linden) meet the independence criteria applicable to compensation committee members under the Nasdaq listing rules and (2) all four members of the Audit Committee (Messrs. Longino, Phelan, and Robbins and Mrs. Linden) meet additional, heightened independence criteria applicable to audit committee members under the Nasdaq listing rules.

Audit Committee Financial Experts

The Board has determined that William K. Phelan and David Robbins, members of the Audit Committee, each is an “audit committee financial expert” as defined in Item 407(d)(5) of the SEC’s Regulation S-K.

ITEM 1. ELECTION OF DIRECTORS

Item 1 concerns the election of the following seven nominees to our Board of Directors: E.J. Bird; James F. Gooch; Josephine Linden; Kevin Longino; William K. Phelan; Will Powell; and David Robbins. Each of the nominees is a current member of the Board of Directors. If elected, the seven nominees each will hold office until the earlier of the next annual meeting of stockholders or his or her successor is elected and qualified. The persons named in the proxy card (the “proxies”) will vote FOR the election of all of the nominees listed below unless otherwise instructed. You may not vote for a greater number of persons than the number of nominees named in this Proxy Statement.

The Board of Directors expects all of the nominees to be available for election. If a nominee should become unavailable to serve as a director for any reason prior to the Annual Meeting, the Board may substitute another person as a nominee. In that case your shares will be voted for that other person.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE FOLLOWING

SEVEN INDIVIDUALS, EACH OF WHOM IS A CURRENT MEMBER OF THE BOARD OF

DIRECTORS: E.J. BIRD; JAMES F. GOOCH; JOSEPHINE LINDEN; KEVIN LONGINO;

WILLIAM K. PHELAN; WILL POWELL; AND DAVID ROBBINS

Members of the Board of Directors

The following biographies of the nominees to our Board of Directors contain information for each nominee regarding the nominee’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes, or skills that caused the Board to determine that the nominee should serve as a member of our Board of Directors.

E.J. Bird, 54, has been a director of SHO since its 2012 separation (the “Separation”) from Sears Holdings Corporation, a retailer holding company (“Sears Holdings”) and has served as the Chairman of the Board since July 1, 2015. From March 15, 2013 until June 30, 2016 he served as Executive Vice President and Chief Financial Officer of Sears Canada Inc., a retailer. Mr. Bird served as a director of Sears Canada Inc. from May 2006 until September 2013. Prior to his Sears Canada Inc. employment he was a private investor. Mr. Bird served as an analyst for Levine Investments, an investment partnership with public and private investments, from July 2002 to February 2010 and as Chief Financial Officer of ESL Investments, Inc., an investment manager, from September 1991 to June 2002. Mr. Bird brings a wealth of financial knowledge to the Board and has extensive expertise with respect to financial and operational matters.

James F. Gooch, 49, has been a director of SHO since March 2013. Since January 30, 2016 he has served as Chief Operating Officer and Chief Financial Officer of Lands’ End, Inc., a retailer, and from September 26, 2016 to March 6, 2017 he served as Interim Co-Chief Executive Officer of Lands’ End, Inc. He served as Co-Chief Executive Officer and Chief Administrative Officer of DeMoulas Supermarkets, Inc., a retailer, from March 2014 until December 2014. From December 2014 to January 2016 he served as a retail consultant. He served as President and Chief Executive Officer and a director of RadioShack Corporation, an electronics retailer, from May 2011 to October 2012, as President and Chief Financial Officer of RadioShack Corporation from January 2011 to May 2011, and as Chief Financial Officer of RadioShack Corporation from August 2006 to January 2011. Earlier in his career he was employed by Helene Curtis (a personal-care and beauty-products company), The Quaker Oats Company (a food-products company), Kmart Corporation (a retailer), and Sears Holdings. Mr. Gooch brings to the Board extensive experience, knowledge, and understanding about retail and consumer-products businesses.

Josephine Linden, 65, has been a director of SHO since the Separation. She founded and has been the managing member and principal of Linden Global Strategies LLC, a New York-based, SEC-registered investment management firm, since September 2011. From September 2010 to July 2011, she taught as an

Adjunct Professor in the Finance department of Columbia Business School. In November 2008, Mrs. Linden retired from Goldman, Sachs & Co., as a Partner and Managing Director after having been with the firm for more than 25 years, where she held a variety of roles. She has served as a director of Lands’ End, Inc. since March 2014 and as its Chairman of the Board since October 2014. She served as a director of Bally Technologies, Inc., a diversified, worldwide gaming company, from April 2011 to November 2014. She is currently a trustee, and serves on the Executive Committee, of The Collegiate School in New York, New York and acts as financial advisor to The Prince of Wales Foundation, a not-for-profit organization. Mrs. Linden brings extensive knowledge of capital markets and other financial matters to the Board from her 25-year career with Goldman Sachs.

Kevin Longino, 57, has been a director of SHO since October 2016. He was appointed the Chief Executive Officer of the National Kidney Foundation on September 29, 2015 after having served as Interim CEO beginning March 18, 2015. Prior to that Mr. Longino was an entrepreneur and a private investor in several start-up tech companies. From 1987 to 2000, he was an executive with Compaq Computer Corporation. Mr. Longino brings extensive knowledge and expertise with respect to product and business development, mergers and acquisitions, operations, corporate strategy, and financial management.

William K. Phelan, 54, has been a director of SHO since October 2015. Since September 2015 he has served as the Senior Associate Executive Director and Chief Financial Officer of the American Bar Association (“ABA”), a voluntary professional membership organization that serves the U.S. legal profession. From December 2013 to September 2015 he served as the Chief Financial Officer of the ABA. From August 2011 to December 2013 he was employed by Sears Holdings as its Senior Vice President, Finance and from 2005 to August 2011 he served in a number of financial positions with Sears Holdings, including as its Acting Chief Financial Officer from May 2011 to August 2011. He was employed by Sears, Roebuck and Co. from 1992 to 2005 and by Deloitte & Touche from 1985 to 1992. Mr. Phelan is a Certified Public Accountant. Mr. Phelan brings extensive knowledge and expertise with respect to financial matters, particularly regarding retail.

Will Powell, 46, has served as SHO’s Chief Executive Officer and President and a director since July 1, 2015. From the time of the Separation until July 1, 2015 he served as the Company’s Senior Vice President and Chief Operating Officer. Prior to his employment with the Company he served as Sears Holdings’s Senior Vice President and President, Hometown Stores (at that time a division of Sears Holdings), positions he held from November 2008 to October 2012. From November 2007 until November 2008 Mr. Powell served as Sears Holdings’s Vice President and General Manager, Outlet Stores (at that time a division of Sears Holdings), and from January 2006 to November 2007 he served as Sears Holdings’s Divisional Vice President, Stores/Sales-Dealer Stores. He joined Sears Holdings in August 2003. Mr. Powell has developed a thorough understanding of all aspects of SHO’s business and the issues its faces.

David Robbins, 57, has been a director of SHO since March 2016. He is engaged in the asset management field, primarily in alternative assets and private equity with an emphasis in healthcare. He served as a director of Bally Technologies, Inc. from July 1994 to September 1997 (and as Chairman of the Board from February 1997 through September 1997), and then rejoined Bally as Chairman in December 1997, serving until November 2014. From 1984 to 2004 he practiced corporate, securities, and real estate law at several law firms in New York City including Cahill Gordon & Reindel LLP and Kramer Levin Naftalis & Frankel LLP. Mr. Robbins is also a certified public accountant (inactive status) in the state of New York. Since January 2003, Mr. Robbins has co-managed various investment funds, and in 2005 he was one of the co-founders of Trevi Health Capital, which manages private investments in the healthcare field. He serves on the boards of directors of various private companies in which the Trevi Health Capital funds have invested, and as a trustee or a member of a steering committee of various not-for-profit entities, including the McCarton Foundation, the NYU Langone Medical Center Comprehensive Epilepsy Center, and his family foundation that focuses on medical research and education. Mr. Robbins brings extensive knowledge and expertise regarding business, financial, and legal matters, particularly with respect to the management and allocation of investment capital.

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the Board. Our Chief Executive Officer is responsible for the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to our Chief Executive Officer and senior management and sets the agenda for, and presides over, Board meetings. In carrying out his responsibilities, the Chairman of the Board preserves the distinction between management and oversight, maintaining the responsibility of management to develop and execute corporate strategy and the responsibility of the Board to review and express its views on corporate strategy and management’s execution of that strategy.

The Board’s Role in Risk Oversight

Consistent with our leadership structure, our Chief Executive Officer and other members of senior management are responsible for the identification, assessment, and management of risks that could affect the Company. The Board provides oversight in connection with these efforts. We do not believe that the Board’s role in risk oversight has an effect on the Company’s leadership structure. The Board’s oversight is conducted primarily through committees of the Board, as indicated in the descriptions of the Audit Committee and the Compensation Committee below and in the charters of the Audit Committee and the Compensation Committee. The Compensation Committee’s charter provides that the Compensation Committee will evaluate whether the risks arising from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company. While the Board has retained general responsibility for the oversight of risks, it has assigned to the Audit Committee responsibility for oversight of (a) risks associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, and credit and liquidity matters, (b) risks associated with all other elements of the Company’s information systems, related operating systems, and computer equipment, network and data communications equipment, computer programs and support software, data storage devices, and media, including without limitation with respect to data security and privacy, and (c) the steps management has taken, and intends to take, to monitor and control such risks and exposures, including the Company’s risk assessment and risk management policies and strategies and programs and policies relating to legal compliance. The Board will satisfy its risk-oversight responsibility through the monitoring of each committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company, including our Chief Financial Officer, our Director, Internal Audit, and our General Counsel, whom the Board has appointed as our Chief Compliance Officer.

Nomination of Director Candidates

Directors may be nominated by the Board or by stockholders in accordance with our Bylaws. If nominated by the Board, new director nominees will generally be recommended to the Board by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its charter. The ultimate responsibility for the selection of directors, however, resides with the Board of Directors. The Nominating and Corporate Governance Committee will, when it deems appropriate, actively seek individuals qualified to become Board members, and will solicit input on director candidates from a variety of sources, including current directors. The Nominating and Corporate Governance Committee will evaluate a candidate’s qualifications and review all proposed nominees for the Board of Directors, including those proposed by stockholders, in accordance with the Committee’s Charter and our Corporate Governance Guidelines. This will include a review of the person’s qualifications as well as consideration of diversity, skills, and experience in the context of the needs of the Board. While the Nominating and Corporate Governance Committee has the ability to retain a third party to assist in the nomination process, the Company did not pay a fee to any third party to identify or assist in identifying or evaluating potential external nominees during our 2016 fiscal year (January 31, 2016 to January 28, 2017).

Director nominees recommended by the Nominating and Corporate Governance Committee will be expected to be committed to representing the long-term interests of our stockholders. The Nominating and Corporate Governance Committee believes that it is important to align the interests of directors with those of our stockholders. Board members should possess a high degree of integrity and have broad knowledge, experience, and mature judgment. In addition to a meaningful economic commitment to the Company as expressed in our stock ownership requirements, directors and nominees should have predominately business backgrounds, have experience at policy-making levels in business, and bring a varied set of business experiences, skills, and perspectives to the Board. While the Company does not have a formal diversity policy, the Board considers diversity in identifying director nominees. The Board and the Nominating and Governance Committee believe that it is important that our directors represent diverse viewpoints. The Nominating and Corporate Governance Committee discusses the diversity of the Board annually.

Stockholders may nominate a candidate for election to the Board by complying with the nomination procedures in our Bylaws. Subject to the next sentence, for an election to be held at an annual meeting of stockholders other than the Annual Meeting (the “subject annual meeting”), nomination by a stockholder must be made by notice in writing delivered to the Company not later than the 90th day, and not earlier than the 120th day, prior to the first anniversary of the preceding year’s annual meeting. If the date of the subject annual meeting is more than 30 days before or more than seventy 70 days after the first anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the 120th day prior to the subject annual meeting and not later than the 90th day prior to the subject annual meeting or the 10th day following the day on which public announcement of the date of the subject annual meeting is first made by the Company.

For an election to be held at a special meeting of stockholders, the stockholder’s notice in writing must be delivered to the Company not earlier than the 120th day prior to the special meeting and not later than the later of the 90th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at the special meeting.

A stockholder’s written notice described in the preceding two paragraphs must be delivered to Sears Hometown and Outlet Stores, Inc., 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192, Attn: General Counsel and Secretary, and must include each of the following:

•	the name and address of the stockholder;

•	the name, age, and business address of each nominee proposed in the notice;

•	such other information concerning each nominee as must be disclosed with respect to director nominees in proxy solicitations under the proxy rules of the SEC; and

•	the written consent of each nominee to serve as a director if so elected.

The chairman of the Annual Meeting or any other annual meeting or special meeting of stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. A stockholder’s compliance with these procedures will not require the Company to include information regarding a proposed nominee in the Company’s proxy solicitation materials.

Board Meetings and Attendance

The Board met twelve times during our 2016 fiscal year. All of the directors attended at least 75% of the Board meetings and at least 75% of the meetings of the committees on which they served, except that Mr. Longino, due to a conflicting engagement to which he had committed prior to his election to the Board of Directors, was unable to attend the only meeting of the Nominating and Corporate Governance Committee held during our 2016 fiscal year that followed his appointment to the Committee. Our Corporate Governance Guidelines provide that directors are expected to attend our annual meetings of stockholders. All of our directors serving at the time of our 2016 Annual Meeting of Stockholders attended the meeting.

Committees of the Board of Directors

The Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees. All members of these committees are independent as defined in Nasdaq’s Stock Market Rules.

The below table reflects the membership of each committee of the Board of Directors as of April 3, 2017, the number of meetings held by each committee during our 2016 fiscal year, and the membership of each committee as of April 3, 2017.

	Audit		Compensation		Nominating and Corporate Governance
E.J. Bird	—		—		—
James F. Gooch	—		X	*	X
Josephine Linden	X		X		X	*
Kevin Longino	X				X
William K. Phelan	X	*	X		—
Will Powell	—		—		—
David Robbins	X		—		—
Number of meetings during our 2016 fiscal year	8		8		6

*	Committee Chair

Each committee operates under a written charter. Current copies of the charters are available on our corporate website, www.shos.com, under the heading “Governance.” Below is a description of the Board’s standing committees, their membership, and their functions.

Audit Committee

The current members of the Board’s Audit Committee are Josephine Linden, Kevin Longino, William K. Phelan (Chair), and David Robbins. The Board of Directors appointed Mr. Phelan to serve as Chair of the Audit Committee on March 9, 2016, appointed Mr. Robbins to serve as a member of the Audit Committee on March 9, 2016, and appointed Mr. Longino to serve as a member of the Audit Committee on November 14, 2016. James F. Gooch resigned as a member, and as Chair, of the Audit Committee on February 1, 2016. The Audit Committee’s Charter provides that the Audit Committee is principally responsible for, among other things, the following summarized functions:

•	Reviewing the compensation of, and overseeing the work of, our independent registered public accounting firm in connection with the annual audit report;

•	Hiring the independent registered public accounting firm to perform the annual audit;

•	Reviewing the Company’s annual and quarterly financial statements, including disclosures made in management’s discussion and analysis of results of operations and financial condition;

•	Reviewing the reports prepared by the independent registered public accounting firm and management’s responses thereto;

•	Pre-approving audit and permitted non-audit services performed by the independent registered public accounting firm;

•	Reviewing financial reports, internal controls, and risk exposures;

•	Reviewing management’s plan for establishing and maintaining internal controls;

•	Reviewing the scope of work performed by internal audit staff;

•	Discussing with the Company’s Chief Compliance Officer matters that involve our compliance and ethics policies; and

•	Reviewing and approving all related party transactions, as defined by applicable Nasdaq rules.

Compensation Committee

The current members of the Board’s Compensation Committee are James F. Gooch (Chair), Josephine Linden, and William K. Phelan.

The Compensation Committee’s Charter provides that the Compensation Committee is principally responsible for, among other things, the following summarized functions:

•	Reviewing recommendations for, and approving the compensation of, executive officers;

•	Reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	Evaluating the CEO’s performance and recommending to the Board the CEO’s overall compensation level;

•	Reviewing and approving employment agreements, severance arrangements, and change-in-control arrangements affecting the CEO and other executive officers; and

•	Evaluating whether the risks arising from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are James F. Gooch, Josephine Linden (Chair), and Kevin Longino. The Board of Directors appointed Mr. Longino to serve as a member of the Nominating and Corporate Governance Committee on November 14, 2016.

The Nominating and Corporate Governance Committee’s Charter provides that the Nominating and Corporate Governance Committee is principally responsible for:

•	Reporting annually to the Board with an assessment of the performance of the Board and its committees;

•	Recommending to the Board new nominees for directors;

•	Reviewing recommended compensation arrangements for the Board; and

•	Reviewing and reassessing the adequacy of our Corporate Governance Guidelines.

Communications with the Board of Directors

Our Board has adopted a policy and process for stockholders to communicate with the Board or an individual director. Stockholders may communicate with the Board collectively, or with any of its individual non-employee directors, by writing to Sears Hometown and Outlet Stores, Inc. Board of Directors—Non-Employee Directors, c/o Secretary, Sears Hometown and Outlet Stores, Inc., Law Department, 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192. The Secretary has discretion to determine whether stockholder communications are proper for submission to the intended recipient. Examples of stockholder communications that would be considered presumptively inappropriate for submission include the following: communications regarding the Company’s pricing of products or services; personal grievances or solicitations; communications that do not relate, directly or indirectly, to the Company; spam and other junk mail; product and service complaints or inquiries; new product suggestions; resumes and other job inquiries; surveys; business solicitations or advertisements; communications that are unduly hostile, threatening, illegal, or similarly unsuitable; and communications that are duplicative of previously submitted communications or are frivolous in nature. We will make available to any director any excluded communication at the director’s request.

Amount and Nature of Beneficial Ownership

Security Ownership of Directors and Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 4, 2017 by each of our directors, each Named Executive Officer, and all of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Shares of Common Stock(2)		Percent of Class(3)
E.J. Bird	9,300		*
David J. Buckley	1,725		*
James F. Gooch	2,000		*
Michael A. Gray	4,600		*
Charles J. Hansen	5,475		*
Josephine Linden	2,000		*
Kevin Longino	5,000		*
William K. Phelan	18,500		*
Will Powell	30,290		*
David Robbins	10,000		*
Ryan D. Robinson	26,000	(4)	*
Directors and executive officers as a group (14 persons)	114,890		*

*	Less than 1%

(1)	The address of each beneficial owner is c/o Sears Hometown and Outlet Stores, Inc., 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192.

(2)	Except as indicated in note (4), the persons listed in the table have sole voting and investment power with respect to the common stock listed next to their names. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(3)	There were 22,716,132 shares of our common stock outstanding as of April 4, 2017.

(4)	Includes 14,000 shares of restricted stock. All of these shares of restricted stock include the right to vote the shares but do not vest until July 10, 2017 subject to forfeiture conditions.

Beneficial Owners of more than 5% of our Common Stock

The following table sets forth information with respect to beneficial ownership of our common stock by persons known by us to beneficially own more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)	Percent of Class(b)
ESL Investments, Inc. and investment affiliates(c)	13,026,080	57.3%
1170 Kane Concourse, Suite 200
Bay Harbour, FL 33154

Chou Associates Management Inc. and investment affiliates(d)	1,519,222	6.7%
110 Sheppard Avenue East, Suite 301, Box 18
Toronto, ON M2N 6Y8 Canada

(a)	Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(b)	There were 22,716,132 shares of our common stock outstanding as of April 4, 2017. The “Percent of Class” was calculated by using the disclosed number of beneficially owned shares as the numerator and 22,716,132 shares of the Company’s common stock outstanding as of April 4, 2017 as the denominator.

(c)

Beneficial ownership is based on the amended Schedule 13D filed on December 2, 2016 by ESL Investments, Inc. and investment affiliates including Edward S. Lampert (collectively, “ESL”) and a Form 4 filed on March 14, 2017 that reported additional shares purchased and the total number of shares owned by

ESL following the purchases. ESL consists of the following: ESL Investments, Inc. (“Investments”); Edward S. Lampert; ESL Partners, L.P. (“Partners”); and RBS Partners, L.P. (“RBS”). RBS is the general partner of Partners. Investments is the general partner of RBS. Mr. Lampert is Chairman, Chief Executive Officer, and Director of Investments and a limited partner of RBS. The principal business of each of these persons is purchasing, holding, and selling securities for investment purposes. Edward S. Lampert also is the Chairman of the Board and the Chief Executive Officer of Sears Holdings. The Schedule 13D disclosed the following (the following share numbers do not reflect the number of additional shares reported on the Form 4 as purchased): Investments’s sole voting power and sole dispositive power as to 4,771,352 shares and shared dispositive power as to 8,239,613 shares; Mr. Lampert’s sole voting power as to 13,010,965 shares, sole dispositive power as to 4,771,352 shares, and shared dispositive power as to 8,239,613 shares; Partners’s sole voting power and sole dispositive power as to 4,771,352 shares and shared dispositive power as to 8,239,613 shares; and RBS’s sole voting power and sole dispositive power as to 4,771,352 shares and shared dispositive power as to 8,239,613 shares.

(d)	Beneficial ownership is based on the Schedule 13G filed on February 16, 2016 by Chou Associates Fund, Chou Associates Management Inc., Chou Asia Fund, Chou Bond Fund, Chou RRSP Fund, Chou Opportunity Fund, Chou Income Fund, Chou America Management, Inc. and Francis S. M. Chou (the “Chou 13G”). According to the Chou 13G Chou Associates Management Inc. is the investment advisor of Chou Associates Fund and other investment funds and, through investment advisory contracts or otherwise, may be deemed to beneficially own securities owned by other persons, including Chou Associates Fund, Chou Asia Fund, Chou Bond Fund, and Chou RRSP Fund. Chou America Management, Inc. is the investment adviser to the Chou Opportunity Fund and the Chou Income Fund. Francis S. M. Chou is the Chief Executive Officer and Portfolio Manager of Chou Associates Management Inc. and the Portfolio Manager of Chou Associates Fund, Chou Asia Fund, Chou Bond Fund, and the Chou RRSP Fund. Mr. Chou is the Chief Executive Officer of Chou America Management Inc. and the portfolio manager of the Chou Opportunity Fund and the Chou Income Fund. Chou Associates Management Inc., Mr. Chou, and Chou Associates Fund each disclosed sole voting power and sole dispositive power as to 1,519,222 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides information about our compensation objectives and philosophy, the components of our compensation program, and the reasons why we provide each component. We also discuss how we determine targeted compensation and the basis of our pay decisions for the Company’s executive officers named in the “2016 Fiscal Year Summary Compensation Table” in this Item 1 (the “Named Executive Officers”).

The Compensation Committee of the Board of Directors, with recommendations from the Company’s Chief Executive Officer, is responsible for determining the compensation of the executive officers and evaluating, approving, and administering the plans in which the executive officers and the Company’s other associates participate. The members of the Compensation Committee during our 2016 fiscal year were James F. Gooch (Chair), Josephine Linden, and William K. Phelan. The Board determined that Messrs. Gooch and Phelan and Mrs. Linden each qualified as (1) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (together, the “Section 162(m) Rules”) and (2) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Executive Compensation Philosophy and Objectives

The goals of the Company’s compensation programs are to attract, motivate, and retain talented individuals who are committed to our vision, mission, and values. Our values, which we believe encourage individual and collective accountability and foster an environment of results and recognition, include independence, focus, efficiency, and collaboration, which the Company believes support its mission to provide great service to its customers every day while enhancing the Company’s commitment to financial priorities and achieving long-term sustainable growth. SHO is further committed to increasing stockholder value through the efficient use of our assets. Our compensation programs for executive officers (including the Named Executive Officers) and the Company’s other associates are designed to maintain these commitments and to encourage strong financial performance on an annual and long-term basis by using appropriate compensation structures and sound pay practices without creating undue stockholder risk. As executive officers assume greater responsibilities, generally larger portions of their total cash compensation opportunities would be designed to be dependent on Company performance.

The Compensation Committee believes that total annual compensation paid to executive officers should generally depend on SHO’s financial performance, the level of job responsibility, individual performance, and SHO’s need to attract top executive talent and retain key executives. The total compensation arrangements provided to executive officers may include annual and long-term programs that are designed to motivate and encourage executive officers to drive performance and achieve superior results for SHO and its stockholders. The Compensation Committee also believes that compensation should reflect the value of the job in the marketplace and believes that, in order to attract qualified external candidates and retain valuable executives, the Company must offer executive-compensation arrangements that include elements that candidates would view favorably when considering other employment opportunities that may reasonably be available to them. While the Compensation Committee’s objective is to approve compensation and benefits arrangements that reflect a pay-for-performance compensation philosophy, the Compensation Committee recognizes that the Company should be able to provide additional inducements, such as sign-on bonuses, retention awards, and other arrangements, in order to recruit, retain, and motivate highly qualified executives, but only if these arrangements have been designed to avoid undue risk to the Company and its stockholders. The Compensation Committee’s charter provides that the Committee will evaluate whether the risks arising from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company. The Sears Hometown and Outlet Stores, Inc. Annual Incentive Plan (the “SHO Annual Incentive Plan”) and the Sears Hometown and Outlet Stores, Inc. Long-Term Incentive Program (the “SHO LTI Program”) provide that the Company will seek reimbursement from the Company’s executive officers if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law.

Executive Compensation Highlights

Highlighted below are the key actions with respect to our executive compensation that were approved by the Compensation Committee during our 2016 fiscal year:

•

Adopted pursuant to the SHO Annual Incentive Plan, and determined cash-payout opportunities under, the Company’s 2016 Annual Incentive Plan available to the Named Executive Officers and other eligible associates (the “2016 AIP”), which was based on the Company’s financial performance for our 2016 fiscal year.

•	Added SHO comparable store sales as a performance measure for the 2016 AIP.

•

Adopted pursuant to the SHO LTI Program the Company’s 2016 Long-Term Incentive Plan (the “2016 LTIP”), which for the Named Executive Officers is based on the achievement of sustained price growth of the Company’s common stock.

•	Promoted Named Executive Officer Michael A. Gray to Senior Vice President, Store Operations, and granted to him a base salary increase.

•	Granted base salary increases to Will Powell, Chief Executive Officer and President, and David J. Buckley, Vice President, Marketing and E-Commerce.

•	Granted cash retention awards to Mr. Powell and Mr. Buckley. See “Other Compensation Elements” in this Item 1 for additional information regarding their cash retention awards.

Factors Affecting Compensation

In making compensation decisions, the Compensation Committee seeks to implement the Company’s compensation philosophy and objectives. The Compensation Committee generally seeks input from our Chief Executive Officer when discussing the performance and compensation of the Company’s other executive officers (including the Named Executive Officers). The Compensation Committee gives considerable weight to the Chief Executive Officer’s evaluation of other executive officers because of his direct knowledge of each executive officer’s performance and contributions. The Compensation Committee also considers recommendations from our Vice President, Human Resources regarding the form and amounts of compensation to be paid to other executives and our compensation program generally. The recommendations of the Vice President, Human Resources will reflect management’s assessment of competition for talent, individual performance, tenure in position, internal pay equity (meaning the relative pay differences for different positions within the Company), the effect on our general and administrative expenses, and from time to time compensation and market data and other human resource and recruiting resources, which data, where appropriate, focuses on, or relates to, comparable positions and retail-specific organizations. We did not benchmark against a set list of competitors or a peer group in our 2016 fiscal year.

The Compensation Committee’s charter provides that it has the sole authority (1) to retain and terminate any compensation consultant to be used to assist it in the evaluation of executive compensation and (2) to approve the consultant’s fees and the other terms and conditions of the consultant’s retention. During our 2016 fiscal year the Compensation Committee did not retain any independent compensation consultant to advise it regarding the amount and form Company’s executive compensation program structure in supporting the Company’s business strategies and human resources objectives. The Company’s management retained AON Hewitt Consulting to estimate the fair value of awards potentially payable in accordance with 2016 LTIP for financial accounting and reporting purposes, which the Compensation Committee considered, in determining the long-term incentive component of executive compensation.

In making decisions regarding executive compensation, the Compensation Committee also took into account the fact that more than 99% of the shares that voted on our proposal to approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in our 2016 proxy statement voted to approve our executive compensation program at our 2016 Annual Meeting of Stockholders. The Compensation Committee believes that this stockholder vote supports the Compensation Committee’s belief that our current executive compensation program has been effective in implementing our compensation philosophy and objectives. The Compensation Committee did not make any overall changes to the Company’s executive compensation program in response to the 2016 stockholder vote. Nevertheless, the Compensation Committee recognizes that pay practices continue to evolve and as a result the Compensation Committee continues to refine our executive compensation practices in its ongoing effort to ensure that our executive compensation aligns with our compensation philosophy and objectives.

Executive Compensation Program: Key Elements

The key elements of our compensation program for our executive officers (including the Named Executive Officers) in our 2016 fiscal year include base salary and annual and long-term (three-year) incentive compensation opportunities. The annual nature of the annual AIP compensation opportunities seeks to focus attention on the key business drivers for a specified fiscal year and seeks to link the individual’s performance to the Company’s annual performance. Long-term compensation opportunities could include performance-based programs designed to drive long-term Company performance through effective long- and short-term decision making.

The following is a discussion of the key elements of compensation for our Named Executive Officers for our 2016 fiscal year.

Rewarding Short-Term Performance

•	Base Salary—Base salary is the fixed element of each Named Executive Officer’s cash compensation.

•

Annual Incentive— The purpose of the SHO Annual Incentive Plan is to motivate the qualified participants, including the Named Executive Officers, to achieve financial performance goals for the applicable SHO fiscal year by making their cash incentive awards variable and dependent upon SHO’s financial performance for the fiscal year. Our 2016 AIP, adopted in accordance with the SHO Annual Incentive Plan, was intended to be a pay-for-performance program providing for annual cash awards to qualified participants, including the Named Executive Officers, based on achievement of financial performance goals for our 2016 fiscal year.

Rewarding Long-Term Performance

Our 2016 LTIP, adopted in accordance with the SHO LTI Program, is intended to be a pay-for-performance program designed to motivate the qualified participants, including the Named Executive Officers, to focus on long-term performance. Our 2016 LTIP reinforces accountability by linking executive compensation to sustained performance goals over a three-year period. SHO believes that the 2016 LTIP is an important incentive that will encourage the alignment of each Named Executive Officer’s goals with SHO’s strategic direction and initiatives, which in turn should result in increased stockholder returns.

The Company has not adopted formal policies for allocating compensation among the above elements. Rather, the Compensation Committee seeks to evaluate, with respect to each Named Executive Officer, the Named Executive Officer’s individual performance, professional experience, current and anticipated scope of job responsibilities, department performance, ability to affect Company objectives, fiscal accountability, and other considerations deemed relevant, to determine the allocation of total compensation among the above elements. The expectation of the Compensation Committee is that, as an executive assumes greater responsibility within the Company, in most cases an increasingly larger portion of the executive’s total cash compensation opportunity will be designed to depend on Company performance.

How Elements Are Used to Achieve Our Compensation Objectives

The Compensation Committee believes that the most fair and effective way to motivate the Company’s executive officers (including the Named Executive Officers) to achieve the best results for our stockholders (and to avoid taking inappropriate risks) is to condition a significant proportion of executive compensation on Company performance. The size of awards granted to executive officers, relative to total compensation, should be based, depending on the particular executive, primarily upon the executive’s potential to affect the Company’s financial performance and secondarily upon such factors as the scope of the executive’s responsibilities and fiscal accountability. As an executive assumes greater job responsibilities, a portion of the executive’s total cash compensation opportunity should be increasingly dependent on Company performance. The Compensation Committee will consider compensation that is not performance-based, such as service-based equity awards, to the extent the Compensation Committee deems appropriate.

During our 2016 fiscal year our executive officers (including the Named Executive Officers) participated in the 2016 AIP. The 2016 AIP awards were designed to promote the Company’s compensation objectives by offering the Named Executive Officers an opportunity for cash compensation based upon SHO adjusted EBITDA, SHO comparable store sales, and SHO working capital, each as described below, for our 2016 fiscal year. The 2016 AIP award made to each Named Executive Officer provided for threshold, plan, target, and maximum amounts that were based on a percentage of the Named Executive Officer’s base salary.

Compensation Decisions made during our 2016 fiscal year

Base Salary

With respect to each of our executive officers (including our Named Executive Officers), the Compensation Committee establishes the amount of base salary paid to that executive with the goal of providing the executive with a stable income stream that is commensurate with the executive’s current and reasonably anticipated level of job responsibilities and professional experience and takes into account the Company’s assessment of competitive market conditions and external pay for comparable positions. The Compensation Committee also considers internal pay equity. The Compensation Committee sets the amount of our executive compensation with the belief that an appropriate base salary can create a secure environment necessary for our executive officers to remain with the Company and focus their efforts on the Company’s sustained, meaningful growth.

During our 2016 fiscal year, the Compensation Committee increased the base salaries of Messrs. Powell, Buckley, and Gray. The Compensation Committee approved a $30,000 salary increase to Mr. Buckley on October 13, 2016 and a $50,000 salary increase to Mr. Powell on September 14, 2016. On February 10, 2016 the Compensation Committee approved a $50,000 increase to Mr. Gray’s base salary in connection with his promotion to Senior Vice President, Store Operations. At the end of 2016 fiscal year the annual base salaries of Messrs. Powell, Robinson, Gray, Buckley, and Hansen were $750,000, $500,000, $400,000, $290,000, and $450,000, respectively.

Annual and Long-Term Compensation Programs

2016 Annual Incentive Compensation

Our 2016 AIP was a cash-based program that was intended to reward eligible associates for achieving financial performance goals during our 2016 fiscal year. The Named Executive Officers and other SHO associates participated in the 2016 AIP. The Compensation Committee made the 2016 AIP awards based, in part, on recommendations from our Chief Executive Officer and our Vice President, Human Resources. The recommendations were made in conjunction with, and took into account, the projected results of operations underlying the Company’s business operating plan that was presented to the Board of Directors for our 2016 fiscal year and a number of assumptions reflected in that plan.

For the 2016 AIP the Compensation Committee approved SHO adjusted EBITDA, SHO comparable store sales (a new performance measure), and SHO working capital as the performance measures for 2016 AIP awards made to our Named Executive Officers. SHO adjusted EBITDA, SHO comparable store sales, and SHO working capital accounted for 50%, 30%, and 20%, respectively, of the combined performance measures. The Compensation Committee believed with respect to the 2016 AIP that using SHO adjusted EBITDA, SHO comparable store sales, and SHO working capital to measure performance would assist the Company in achieving its compensation objectives of promoting the profitable growth of the Company’s business.

For purposes of the 2016 AIP, SHO adjusted EBITDA generally meant the Company’s externally reported Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization) and excluded franchise sales, note payment revenue, write-offs and impairments of franchise accounts receivables, business process outsourcing expenses related to the Company’s ongoing technology transformation, LTIP payouts in excess of accruals, and specified levels of subsidy and cash discounts relating to the Company’s agreements with Sears Holdings. The Company also excluded from SHO adjusted EBITDA (A) specified expenses and accounting adjustments that impact externally reported Adjusted EBITDA that the Compensation Committee believed did not result from management’s performance in operating SHO’s businesses and (B) in accordance with the Sears Hometown and Outlet Stores, Inc. Umbrella Incentive Program the effects of the following items: (1) gains, losses, and costs associated with asset sales (other than gains, losses, costs, and initial franchise fees associated with franchise conversions); (2) litigation or claim judgments or settlements that exceed $250,000; (3) the effect of purchase accounting and changes in accounting methods; (4) gains, losses, and costs associated with store closings, acquisitions, and divestitures; (5) integration costs disclosed as merger related; (6) asset writedown/impairment charges; (7) items classified as “extraordinary”; and (8) restructuring activities.

For purposes of the 2016 AIP, SHO comparable store sales included merchandise sales for all SHO stores operating for a period of at least twelve full months, including remodeled and expanded stores but excluding store relocations and stores that had undergone format changes. Comparable store sales included online transactions fulfilled and recorded by SHO and gave effect to the change in the unshipped sales reserves recorded at the end of each reporting period. New stores open for less than twelve full months were excluded.

For purposes of the 2016 AIP, SHO working capital meant merchandise inventory less accounts payable and was calculated as a percent of monthly revenue on a trailing twelve-month basis.

Under the 2016 AIP no payment with respect to the SHO comparable store sales performance measure or SHO working capital performance measure would be made unless SHO’s adjusted EBITDA exceeded a specified level.

Under the 2016 AIP Messrs. Powell, Robinson, Gray, Buckley, and Hansen had an annual incentive opportunity (as a percent of base salary) of 100%, 75%, 75%, 50%, and 50%, respectively. The following table describes the 2016 AIP payment metrics for the Named Executive Officers.

Performance Level(1)	SHO Adjusted EBITDA (50% of Performance Measure)	Percentage of Incentive Payable	SHO Comparable Store Sales (30% of Performance Measure)(2)	Percentage of Incentive Payable	SHO Working Capital (20% of Performance Measure)(2)	Percentage of Incentive Payable
Threshold	46% of plan	10%	46%	10%	46% of plan	10%
Plan	100% of plan	60%	100%	60%	100% of plan	60%
Target	150% of plan	100%	150%	100%	150% of plan	100%
Maximum	250% of plan	150%	250%	150%	250% of plan	150%

(1)	The payment percentages between the threshold and maximum payouts would be based on a series of straight-line (linear) interpolations between the applicable performance levels.

(2)	No payout on account of this performance measure would be made unless 2016 fiscal year reported EBITDA exceeded a specified level.

Based on the Company’s 2016 fiscal year performance management advised the Compensation Committee that, in accordance with the terms of the 2016 AIP, less than the threshold level of SHO EBITDA was achieved and 2016 fiscal year reported EBITDA failed to exceed the specified level. As a result no payouts under the 2016 AIP were earned by, and no payments were made to, the Named Executive Officers with respect to the 2016 AIP.

2016 Long-Term Compensation Opportunity

The SHO LTI Program provides that it is designed to motivate SHO’s executive leadership, including the Named Executive Officers, to achieve significant and lasting change that successfully positions SHO for future growth.

During our 2016 fiscal year Mr. Powell and the Vice President, Human Resources made recommendations to the Compensation Committee regarding 2016 LTIP awards for the Named Executive Officers. During our 2016 fiscal year the Compensation Committee approved the 2016 LTIP and the 2016 LTIP awards to eligible participants including the Named Executive Officers. The awards approved by the Compensation Committee for the 2016 LTIP (payable solely in cash) include (1) a three-year performance-measurement period (February 1, 2016 to February 1, 2019), (2) the requirement that during the performance-measurement period SHO’s stock price must exceed a minimum specified level for ten consecutive trading days, and (3) the requirement that the closing price of the Company’s common stock on the last day of the performance-measurement period must be greater than the closing stock price on the first day of the performance-measurement period. The 2016 LTIP includes eligibility for cash payments equal to 50%, 75%, 100%, and 150% of incentive opportunities based on achievement of specified increasing stock-price objectives. The Committee’s 2016 LTIP awards for Messrs. Powell, Robinson, Gray, Buckley, and Hansen include incentive opportunities as a percent of base salary of 100%, 100%, 100%, 50%, and 50%, respectively.

As of April 4, 2017 SHO’s stock price had not exceeded the 2016 LTIP minimum specified level for ten consecutive trading days. Whether the Company’s results of operations during the 2016 LTIP performance-measurement period will generate sustained stock-price growth is quite uncertain and will depend on a number of factors, many of which (such as consumer sentiment and the economic and retail environment during the remainder of the performance-measurement period) are not reasonably within our control. The Compensation Committee established the performance measures for the 2016 LTIP with respect to the Named Executive Officers to encourage what the Compensation Committee believes would be the achievement of strong and lasting financial and operational improvements. The target level of performance of their awards has been designed to be achievable with sustained performance at a high level and favorable economic and retail conditions, while payout at the maximum level has been designed to be very difficult to achieve.

During our 2015 fiscal year the Compensation Committee approved 2015 LTIP awards to Messrs. Powell, Robinson, Buckley, Gray, and Hansen. For Messrs. Gray and Buckley the 2015 LTIP awards are comprised of stock units that are payable solely in cash and will vest on the third anniversary of the date the award was made by the Compensation Committee, subject to forfeiture conditions. For Messrs. Powell, Robinson, and Hansen the 2015 LTIP awards are payable solely in cash and consist of (1) a three-year (April 2015 to April 2018) performance-measurement period, (2) the requirement that during the performance-measurement period SHO’s stock price must exceed a minimum specified level for ten consecutive trading days, and (3) the requirement that the closing price of the Company’s common stock on the last day of the performance-measurement period must be greater than the closing stock price on the date that the Compensation Committee approved the 2015 LTIP. As of April 4, 2017 SHO’s stock price had not exceeded the 2015 LTIP minimum specified level for ten consecutive trading days.

Other Long-Term Compensation Opportunities

During May 2013 the Compensation Committee’s former Benefit-Plan Subcommittee approved restricted stock awards to Messrs. Powell, Gray, Buckley, and Hansen in the amounts of 16,099 shares, 4,600 shares, 1,725 shares, and 5,175 shares, respectively. Those awards vested on May 16, 2016. See “2016 Fiscal Year Option Exercises and Stock Vested” in this Item 1 for the vested value of the shares of restricted stock.

Other Compensation Elements

Retirement Plans and Welfare Benefits

We maintain a 401(k) defined contribution plan (the “401(k) Savings Plan”) for the benefit of all eligible employees, including our Named Executive Officers (on the same basis as all eligible employees). The 401(k) Savings Plan provides for an annual match of 100% on the first 3% of participant contributions, and 50% on each additional percent (in excess of 3%) of participant contributions up to 5%, all subject to IRS-imposed plan maximums. The Company does not have, and does not intend to establish, a defined benefit plan.

We also provide our eligible employees, including our Named Executive Officers, with medical, dental and vision coverage, life and accidental death and dismemberment insurance, short-term and long-term disability insurance, and the opportunity to enroll in our flexible spending and health savings account programs.

Severance Benefits

Each of our Named Executive Officers is a party to an executive severance agreement with, or that has been assigned to and assumed by, SHO. See “Severance Benefits Upon Involuntary Termination for ‘Good Reason’ or Without ‘Cause’ “and “Other Terms of Severance Agreements” in this Item 1.

Cash Bonuses

In accordance with Mr. Buckley’s Letter Agreements and upon his satisfaction of specified conditions, Mr. Buckley received a $50,000 bonus during our 2016 fiscal year (which would have been reduced by any amounts payable to him in accordance with the 2016 AIP). During our 2016 fiscal year the Compensation Committee approved a separate cash bonus award to Mr. Buckley in the amount of $50,000, $30,000 of which was paid during our 2016 fiscal year upon Mr. Buckley’s timely achievement of specified performance measures for key e-commerce projects during our 2016 fiscal year and $20,000 of which was paid on February 1, 2017. The Cash Bonus Agreement for this award provides that Mr. Buckley must repay the bonus to the Company if before the first anniversary of the payment date he either voluntarily terminates his employment with the Company other than for “Good Reason” or the Company terminates his employment for “Cause.” The term “Good Reason” generally means that Mr. Buckley’s annual base salary is reduced by ten percent or more or his place of employment is relocated by the Company to a business location that is more than fifty miles from the Company’s corporate offices in Hoffman Estates, Illinois. The term “Cause” generally means (i) a material breach by Mr. Buckley (other than a breach resulting from disability) of his duties and responsibilities, which breach is demonstrably willful and deliberate on his part, is committed in bad faith, or without reasonable belief that the breach is in the best interests of the Company, and is not remedied by him in a reasonable period of time after receipt of written notice from the Company specifying the breach, (ii) the commission of a felony involving moral turpitude, or (iii) dishonesty or willful misconduct in connection with employment with the Company.

CEO Compensation

Mr. Powell serves as our Chief Executive Officer and President and as a member of the Board of Directors. At the beginning of our 2016 fiscal year Mr. Powell received an annual base salary of $700,000, annual incentive plan opportunities equal to 100% of annual base salary, and SHO LTI Program opportunities equal to 200% of annual base salary. During our 2016 fiscal year, Mr. Powell offered to reduce his 2016 LTIP opportunity to 100% of his annual base salary, which the Compensation Committee approved for the 2016 LTIP.

During our 2016 fiscal year the Compensation Committee approved a Retention Agreement for Mr. Powell (the “Retention Agreement”), which includes an increase in his salary from $700,000 to $750,000. The Retention Agreement also provides for a $750,000 cash retention bonus that is payable in three equal annual installments on April 15, 2018, April 15, 2019, and April 15, 2020 (less amounts, if any, paid in accordance with annual incentive plans), except that the unpaid installments will be payable immediately if the Company terminates Mr. Powell’s employment without “Cause,” Mr. Powell terminates his employment for “Good Reason,” or a

“Change Event” occurs. See “Cash Bonuses” in this Item 1 for the general definitions of “Cause” and “Good Reason.” “Change Event” means that (1) without Mr. Powell’s consent he no longer reports solely to the Company’s Board of Directors or (2) the Company experiences, or without Mr. Powell’s consent he experiences, an action or event (other than termination of Mr. Powell’s employment for any reason) that, with or without the passage of time, reasonably would be deemed to be, or reasonably would be deemed to result in, a reduction in Mr. Powell’s duties, responsibilities, or status as the Company’s Chief Executive Officer and President. If Mr. Powell’s disability or death occurs after January 28, 2017 he or his estate or personal representative will be entitled to receive a prorated portion of unpaid annual installments.

Based on our 2016 fiscal year financial performance Mr. Powell did not receive a payout under the 2016 AIP. See “2016 Annual Incentive Compensation” in this Item 1.

2017 Fiscal Year-Related Compensation Actions

On January 25, 2017 the Compensation Committee approved the 2017 Annual Incentive Plan and the 2017 Long-Term Incentive Plan and awards under these plans for the Named Executive Officers and other executives.

On January 30, 2017 the Compensation Committee approved stock unit awards for the Named Executive Officers and other executives. Each stock unit award is governed by, and is subject to, the terms and conditions of the Company’s Amended and Restated 2012 Stock Plan and the terms and conditions of a Stock Units Agreement. Each Stock Units Agreement provides that the stock units award will vest, and will be payable solely in cash, in three substantially equal installments on January 30, 2018, January 30, 2019, and January 30, 2020 (each date a “Vesting Date”). The stock units award will vest as to the stock units otherwise scheduled to vest on the next Vesting Date (the “Final Vesting Date”), but not stock units scheduled to vest on any Vesting Date that is after the Final Vesting Date, if (a) the Company terminates the grantee’s employment without Cause, (b) the grantee terminates his employment with the Company for Good Reason, or (c) the grantee’s employment with the Company is terminated due to the grantee’s disability or death. The grantee will forfeit all unvested stock units if his employment with the Company terminates for any reason other than as specified in the preceding sentence. See “Cash Bonuses” in this Item 1 for the general definitions of “Cause” and “Good Reason.” With respect to each stock unit that vests in accordance with the terms of the Stock Units Agreement the Company will make a cash payment to the grantee in an amount equal to the “Close/Last” price of the Company’s common stock on the Nasdaq Stock Market (or successor stock exchange) on the applicable Vesting Date. The stock units are bookkeeping entries only and the Company will only make cash payments with respect to the stock units, as to which the grantee will have no rights to receive the Company’s common stock or other securities of the Company, no rights as a stockholder of the Company, no dividend rights, and no voting rights.

Certain Tax Consequences

In setting an executive officer’s compensation arrangement, the Compensation Committee considers the requirements of the Section 162(m) Rules, which provide that compensation in excess of $1 million paid to the chief executive officer and the other three most highly compensated executive officers (other than the chief financial officer) is not deductible unless it is performance-based and paid under a program that meets certain other legal requirements. Base salary and cash and stock awards that vest based solely on continued service do not qualify as performance-based compensation under the Section 162(m) Rules. While the Compensation Committee recognizes the desirability of preserving the deductibility of payments made to the Named Executive Officers, the Compensation Committee believes that it must maintain flexibility in its approach in order to structure a program that is the most effective in attracting, motivating, and retaining the Company’s key executives.

Compensation Committee Role in Executive Compensation Decisions

The Compensation Committee is appointed by the Board to fulfill the Board’s responsibilities relating to the compensation of our Chief Executive Officer, our other Named Executive Officers, and other senior executives. The Compensation Committee has overall responsibility for approving and evaluating all compensation plans and our policies and programs as they affect the Chief Executive Officer and the Company’s other executive officers and senior executives, including the Named Executive Officers. The Compensation Committee has the sole authority to retain and terminate all compensation consultants that it uses to assist it in the evaluation of Chief Executive Officer and other executive compensation and has the sole authority to approve the consultant’s fees and the terms and conditions of the consultant’s retention. The Compensation Committee also has authority to obtain advice and assistance from internal and external legal, accounting, and other advisors. See also “Committees of the Board of Directors—Compensation Committee” in this Item 1. The Compensation Committee did not retain a compensation consultant or external advisor that played a role in determining or recommending the amount or form of executive compensation in fiscal year 2016. During our 2016 fiscal year the Company’s management retained AON Hewitt Consulting to estimate the fair value of the 2016 LTIP awards for financial accounting and reporting purposes, which the Compensation Committee considered in approving the LTIP compensation component.

During 2016 the Compensation Committee received input and recommendations from Mr. Powell and the Vice President of Human Resources regarding the forms and the amounts of compensation for the Company’s associates, including the Named Executive Officers, and regarding our compensation programs generally.

Compensation Committee Interlocks and Insider Participation

During our 2016 fiscal year James F. Gooch served as Chair of the Compensation Committee and Josephine Linden and William K. Phelan served as members of the Compensation Committee. During our 2016 fiscal year (1) none of James F. Gooch, Josephine Linden, and William K. Phelan served as an officer or employee of the Company or any of its subsidiaries and (2) there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management of the Company. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2016 Annual Report on Form 10-K and in this Proxy Statement.

Compensation Committee

James F. Gooch (Chair)

Josephine Linden

William K. Phelan

2016 Fiscal Year Summary Compensation Table

The following table provides information concerning the total compensation paid to the following Named Executive Officers. Each of the following Named Executive Officers was serving in the capacity shown in the table at the end of our 2016 fiscal year.

Name and Principal Position	Year	Salary (a)	Bonus (b)	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (c)	Total
Will Powell	2016	$719,129	$100,000	—	—	—	$10,675	$829,804
Chief Executive Officer and President	2015	$639,423	—	—	—	—	$10,670	$650,093
	2014	$550,000	$232,349	—	—	—	$10,470	$792,819

Ryan D. Robinson	2016	$500,000	$200,000	—	—	—	$10,675	$710,675
Senior Vice President, Chief Administrative Officer, and Chief Financial Officer	2015	$500,000	$100,000	$131,320	—	—	$10,670	$741,990
	2014	$317,308	$350,000	—	—	—	$250,041	$917,349

Michael A. Gray	2016	$397,917	—	—	—	—	$10,675	$408,592
Senior Vice President, Store Operations	2015	$333,077	—	$150,000	—	—	$10,670	$493,747

David J. Buckley	2016	$267,500	$80,000	—	—	—	$10,675	$358,175
Vice President, Marketing and e-Commerce	2015	$247,308	$50,000	$53,750	—	—	$9,743	$360,801

Charles J. Hansen	2016	$450,000	—	—	—	—	$10,675	$460,675
Vice President, General Counsel and Secretary	2015	$450,000	—	—	—	—	$9,482	$459,482
	2014	$450,000	—	—	—	—	$4,570	$454,570

(a)	On September 15, 2016 the Compensation Committee increased Mr. Powell’s annual base salary from $700,000 to $750,000. On February 10, 2016 the Compensation Committee increased Mr. Gray’s annual base salary from $350,000 to $400,000. On October 13, 2016 the Compensation Committee increased Mr. Buckley’s annual base salary from $260,000 to $290,000.

(b)	The amount shown in this column for Mr. Powell for our 2016 fiscal year reflects a $100,000 payment to him in accordance with the terms of a cash retention agreement dated April 21, 2015. The amount shown in this column for Mr. Robinson for our 2016 fiscal year reflects two payments: the final installment of $100,000 paid to him in accordance with the terms of his Offer Letter; and $100,000 paid to him in accordance with the terms of a cash retention agreement dated April 21, 2015. The amount shown in this column for Mr. Buckley for our 2016 fiscal year reflects two payments: $50,000 paid to him in accordance with the terms of his Offer Letters and $30,000 paid to him in accordance with the terms of a Cash Bonus Agreement dated May 27, 2016 (the “2016 Bonus Agreement”).

(c)	For each Named Executive Officer the amount shown in this column for our 2016 fiscal year includes $10,600 of Company-match contributions to the Company’s 401(k) Savings Plan and $75 paid by the Company for life insurance provided by the Company.

2016 Fiscal Year Grants of Plan-Based Awards

The grants in the following table were made by the Compensation Committee in accordance with the 2016 AIP and the 2016 LTIP, which are generally described in “Compensation Discussion and Analysis” in this Item 1. The 2016 AIP provided for incentive awards payable in 2017 based on achievement of SHO adjusted EBITDA, SHO comparable store sales, and SHO working capital performance measures for our 2016 fiscal year. Based on the Company’s financial performance for our 2016 fiscal year no payments were earned by, and no payments were made to, the Named Executive Officers with respect to the 2016 AIP. The 2016 LTIP provides for incentive awards payable in 2019 based on achievement of a stock-price-growth performance measure.

		Plan	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)
Name	Grant Date		Threshold	Plan (For AIP) Target A (For LTIP)	Target (For AIP) Target B (For LTIP)	Maximum
Will Powell	March 30, 2016	2016 AIP	$75,000	$450,000	$750,000	$1,125,000
	February 10, 2016	2016 LTIP	$375,000	$562,500	$750,000	$1,125,000
Ryan D. Robinson	March 30, 2016	2016 AIP	$37,500	$225,000	$375,000	$562,500
	February 10, 2016	2016 LTIP	$250,000	$375,000	$500,000	$750,000
Michael A. Gray	March 30, 2016	2016 AIP	$30,000	$180,000	$300,000	$450,000
	February 10, 2016	2016 LTIP	$200,000	$300,000	$400,000	$600,000
David J. Buckley(b)	March 30, 2016	2016 AIP	$14,500	$87,000	$145,000	$217,500
	February 10, 2016	2016 LTIP	$72,500	$108,750	$145,000	$217,500
Charles J. Hansen	March 30, 2016	2016 AIP	$22,500	$135,000	$225,000	$337,500
	February 10, 2016	2016 LTIP	$112,500	$168,750	$225,000	$337,000

(a)	The amounts in these columns include for the Named Executive Officers (1) the threshold, plan, target, and maximum award amounts in accordance with the 2016 AIP and (2) the threshold, target A, target B, and maximum award amounts in accordance with the 2016 LTIP. The performance measures for the 2016 AIP and the 2016 LTIP are more fully described in “Compensation Discussion and Analysis” of this Item 1.

(b)	The 2016 Bonus Agreement provides that, subject to the satisfaction of conditions, Mr. Buckley will be paid a $50,000 bonus for our 2016 fiscal year.

SHO Employment Arrangements

Set forth below are summary descriptions of the terms of the Offer Letters and Letter Agreements for our Named Executive Officers, which summaries, among other things, describe material terms of the Offer Letters and the Letter Agreements as they affected the compensation earned by and paid to our Named Executive Officers in our 2016 fiscal year. The below summaries are qualified by reference, and are subject to, the terms and conditions of the Offer Letters and Letter Agreements, which are provided as exhibits to the Company’s 2016 Annual Report on Form 10-K.

Mr. Powell’s Offer Letter

Pursuant to his Offer Letter, Mr. Powell serves as Chief Executive Officer and President of SHO with an annual base salary of $700,000 (currently $750,000). His Offer Letter authorizes his participation in the Company’s AIP with an annual incentive opportunity of 100% of his base salary and in SHO LTI Program awards, as they are approved and finalized by the Board, with an incentive opportunity of 200% of his base salary. With respect to our 2016 fiscal year, Mr. Powell offered to reduce his LTIP award to 100% of his base salary. Mr. Powell also receives retirement, health, and welfare benefits made available by the Company to its employees pursuant to his Offer Letter. His Offer Letter provides that if he elects to move his family to the Chicago, Illinois area SHO will provide up to $100,000 to be used in conjunction with the sale of his current home, the purchase of a new home, house-hunting trips, moving household goods, and brokerage fees.

Mr. Robinson’s Offer Letter

Pursuant to his Offer Letter, Mr. Robinson serves as the Company’s Senior Vice President and Chief Financial Officer of SHO with an annual base salary of $500,000. In 2015 Mr. Robinson was promoted to Senior Vice President, Chief Administrative Officer, and Chief Financial Officer. His Offer Letter authorizes his participation in the Company’s AIP with an annual incentive opportunity of 75% of his base salary and SHO LTI Program awards, starting in fiscal year 2015 as they are approved and finalized by the Board, with an annual incentive opportunity of 100% of his base salary. With respect to fiscal year 2015, if management recommends to the Compensation Committee that it make an SHO LTI Program award to any of its named executive officers management will recommend to the Compensation Committee that it make an award to Mr. Robinson for that year with a value no less than 100% of his base salary. Mr. Robinson also receives retirement, health, and welfare benefits made available by the Company to its employees pursuant to his Offer Letter.

In accordance with the terms and conditions of his Offer Letter, Mr. Robinson elected to receive a one-time cash incentive award of $250,000 (less all amounts payable to him under the 2014 AIP (of which there were none)) for the 2014 fiscal year, which amount the Company paid to Mr. Robinson in 2014.

Mr. Robinson’s Offer Letter also provides for a cash retention bonus of $300,000 to be paid in three installments, the first of which vested on his start date and was paid shortly thereafter. The second and third installments were paid in 2015 and 2016, respectively.

Mr. Robinson’s Offer Letter also provides that he will receive $250,000 (all of which the Company paid to Mr. Robinson in 2014) to be used to offset expenses incurred by him and expenses incurred by SHO with respect the sale of his home, the purchase of a new home in the Chicago metropolitan area, house hunting trips, moving household goods, and related expenses.

Mr. Gray’s Offer Letter

Pursuant to his Offer Letter, Mr. Gray serves as the Company’s Vice President/General Manager. In February 2016 Mr. Gray was promoted to Senior Vice President, Store Operations. In connection with his promotion Mr. Gray’s annual base salary was increased to $400,000, his AIP opportunity was increased from 50% to 75% of his annual base salary, his SHO LTI Program opportunity was increased from 50% to 100% of his annual base salary, and his severance benefit was increased from 50% to 100% of annual base salary. Mr. Gray also receives retirement, health and welfare benefits made available by the Company to its employees pursuant to his Offer Letter.

Mr. Buckley’s Letter Agreements

Pursuant to his Letter Agreements Mr. Buckley serves as the Company’s Vice President of Marketing and eCommerce. The Letter Agreements establish Mr. Buckley’s annual base salary at $260,000 (currently $290,000) and his AIP and SHO LTI Program opportunities each at 50% of annual base salary. The Letter Agreements provide that Mr. Buckley will be paid a $50,000 bonus for each of our 2015 (this amount has been paid) and 2016 fiscal years (less any amounts payable to him in accordance with the applicable 2015 AIP or 2016 AIP(and no amounts were payable)). The Company’s obligation to make the $50,000 payment with respect to our 2016 fiscal year is subject to specified conditions. Mr. Buckley also is eligible to receive retirement, health and welfare benefits made available by the Company to its employees.

Mr. Hansen’s Offer Letter

Pursuant to his Offer Letter, Mr. Hansen serves as Vice President and General Counsel of SHO and participates in the Company’s AIP with an annual incentive opportunity of 50% of his base salary and in awards under the SHO LTI Program with an incentive opportunity of 50% of his base salary. Mr. Hansen also receives retirement, health and welfare benefits made available by the Company to its employees pursuant to his Offer Letter.

In accordance with Mr. Hansen’s Offer Letter, his Executive Severance Agreement with Sears Holdings was assigned to, and assumed by, the Company effective as of the Separation.

Outstanding Equity Awards at 2016 Fiscal Year End

The Company did not make stock option grants or other stock grants to the Named Executive Officers during our 2016 fiscal year. On January 28, 2017 none of the Named Executive Officers held unvested options to purchase shares of the Company’s common stock.

	Stock Awards
Name	Number of Shares of Stock that have Not Vested(a)	Market Value of Shares of Stock that have Not Vested(b)
Will Powell	—	—
Ryan D. Robinson	14,000	$53,200
Michael A. Gray	20,661	$78,511
David J. Buckley	7,404	$28,135
Charles J. Hansen	—	—

(a)	The shares reported in this column for Mr. Robinson reflect shares of restricted stock awarded by the Compensation Committee during the Company’s 2015 fiscal year, which shares are subject to restrictions preventing their sale and transfer until July 10, 2017, the vesting date for the award. The “Shares of Stock” reported in this column for Messrs. Gray and Buckley reflect stock units awarded to them during our 2015 fiscal year. Stock units do not represent outstanding shares of the Company’s common stock, are not transferable, do not include dividend or voting rights, and if they vest in accordance with their terms will be paid solely in cash on April 13, 2018.

(b)	The market values reported in this column were calculated by multiplying the closing market price of the Company’s common stock on January 27, 2017($3.80), the last trading day of the Company’s 2016 fiscal year, by the number of shares of restricted stock, or the number of stock units, comprising each award.

2016 Fiscal Year Option Exercises and Stock Vested

During our 2016 fiscal year none of our Named Executive Officers owned or exercised any SHO stock options. The following table includes the value of all restricted stock that vested during our 2016 fiscal year:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(a)
Will Powell	—	—	16,099	$93,535
Ryan D. Robinson	—	—	—	—
Michael A. Gray	—	—	4,600	$26,726
David J. Buckley	—	—	1,725	$10,022
Charles J. Hansen	—	—	5,175	$30,067

(a)	Number of shares of restricted stock acquired upon vesting multiplied by $5.81, the Nasdaq closing price on May 16, 2016, the vesting date.

Potential Payments upon Termination of Employment or Change in Control

The Company has entered directly into severance agreements with Messrs. Powell, Robinson, Gray, and Buckley. Sears Holdings entered into a severance agreement with Mr. Hansen prior to the Separation, which severance agreement as part of the Separation was assigned to and assumed by the Company effective as of the

Separation. The amounts shown in the table below for involuntary termination for “good reason” or termination without “cause” for each of the Named Executive Officers are based on the following agreement provisions:

Good Reason: A termination of employment by the Named Executive Officer is for good reason if it results from (1) a reduction of more than 10% in the sum of the Named Executive Officer’s annual salary and target bonus from those in effect as of the date of the severance agreement, (2) a Named Executive Officer’s mandatory relocation to an office more than 50 miles from the primary location at which the Named Executive Officer is required to perform the Named Executive Officer’s duties, or (3) any action or inaction that constitutes a material breach under the severance agreement, including the failure of a successor company to assume or fulfill the obligations under the severance agreement.

Cause: A termination of employment of a Named Executive Officer is without cause if the Named Executive Officer’s employment is involuntarily terminated because of job elimination (other than poor performance) or without “cause.” “Cause” generally is defined as (1) a material breach by the Named Executive Officer, other than due to incapacity or due to a disability, of the Named Executive Officer’s duties and responsibilities which breach is demonstrably willful and deliberate on the Named Executive Officer’s part, is committed in bad faith or without reasonable belief that such breach is in the best interests of SHO and such breach is not remedied by the Named Executive Officer in a reasonable period of time after receipt of written notice from SHO specifying such breach, (2) the commission by the Named Executive Officer of a felony (in certain cases defined as a felony involving moral turpitude), or (3) dishonesty or willful misconduct in connection with the Named Executive Officer’s employment.

See footnote (d) to the table below regarding the effect of a reduction in Mr. Powell’s duties, responsibilities, or status as the Company’s Chief Executive Officer and the possible effect of a change in control.

Severance Benefits upon Involuntary Termination for “Good Reason” or Without “Cause”

For Mr. Powell, the sum of (1) his annual base salary at the rate in effect immediately prior to the date of termination, (2) the amount, if any, determined by the Compensation Committee of the Board of Directors to have been actually earned by him under the AIP for the year in which the termination occurs, prorated to the date of termination, plus (3) if the termination occurs prior to his receipt of his actually earned annual bonus under the AIP (as determined by the Compensation Committee) for the year that is prior to the year in which the termination occurs, that bonus to be paid at the time when the Company makes payments of bonuses earned with respect to the prior year. All amounts owed to Mr. Powell as described in this paragraph are payable in the form of salary continuation for 12 months and subject to mitigation.

For Mr. Robinson, the sum of (1) his annual base salary at the rate in effect immediately prior to the date of termination and (2) the payout he would have earned, if any, under the Company’s AIP for the most recently ended fiscal year but only if such payout, if any, has not yet been made because the termination occurred after the end of a fiscal year and before the payment date for the AIP. All amounts owed to Mr. Robinson as described in this paragraph are payable in the form of salary continuation for 12 months and subject to mitigation.

For Messrs. Gray, Buckley and Hansen, base salary at the rate in effect immediately prior to the date of termination, payable in the form of salary continuation for six months, subject to mitigation. In February 2016 the Compensation Committee increased Mr. Gray’s annual base salary to $400,000 and his salary-continuation amount to twelve months.

For all Named Executive Officers, continuation of active medical and dental coverage in which the Named Executive Officer was eligible to participate to the end of employment during the salary continuation period.

Other Terms of Severance Agreements

None of the Named Executive Officers is entitled to a severance payment under the Named Executive Officer’s severance agreement in the event of termination for “Cause” or voluntary termination for reason other than “Good Reason.” Under the severance agreements, the Named Executive Officers agree to non-disclosure of confidential information, non-solicitation and non-compete (where permissible under applicable state law) covenants, as well as a release of liability for specified claims against the Company.

The severance agreements do not provide for salary-continuation payments to the participating Named Executive Officers upon termination of employment due to death, disability, retirement, or upon the occurrence of a change in control (except see footnote (d) to the table below regarding, with respect to Mr. Powell, the possible effect of a change in control).

Payments Pursuant to Incentive and Other Compensation Programs

As described under “Compensation Discussion and Analysis” in this Item 1, SHO provides annual and long-term incentive awards to our Named Executive Officers. Payments under these programs for termination of employment are limited. If a Named Executive Officer voluntarily terminates his employment (for any reason including for “Good Reason” but other than disability) or is involuntarily terminated (for any reason including without “Cause” but other than death or disability) prior to the payment date, then he will forfeit his 2016 AIP award, except as prohibited by law.

If a Named Executive Officer is terminated because of death or disability, he will be entitled to a pro-rated payment through the termination date if the achievement of the performance measures under the 2016 AIP equal or exceed the threshold level of performance. Because SHO did not achieve the threshold level of performance under the 2016 AIP, none of the Named Executive Officers would have been entitled to receive distributions under the 2016 AIP at the threshold level of performance if their employment had terminated due to death or disability on January 28, 2017, the last day of our 2016 fiscal year.

If a Named Executive Officer voluntarily terminates employment (for any reason other than disability) or is involuntary terminated for any reason (other than death), then he will forfeit his award under each LTIP in which he participates and the restricted stock awards (if he has any), except as prohibited by law.

With respect to awards under an LTIP, if a Named Executive Officer’s employment is terminated because of disability, the Named Executive Officer generally will be entitled to a pro-rated payment at the target level through the termination date if (1) performance for the period from the inception of the performance period through the last completed full month that occurs on or preceding his date of termination due to disability is equal to or greater than the target for that performance period, pro-rated through the date of termination, (2) the performance for the entire three-year performance period is equal to or greater than the target for that performance period, and (3) as of the date of termination, he had been employed by one or more of the Company or a subsidiary for at least 12 months of the performance period applicable to him. If a Named Executive Officer’s employment is terminated due to his death, his estate generally will be entitled to a pro-rated payment at the target level through the date of death if (A) the performance for the period from the inception of the performance period through the last completed full month that occurs on or preceding his date of death is equal to or greater than the target for that performance measure, pro-rated through the date of death, (B) the performance for the entire three-year measurement period is equal to or greater than the target for that performance period, and (C) as of the date of termination, he had been employed by one or more of the Company or a subsidiary for at least 12 months of the performance period applicable to him. All pro-rations of awards under LTIPs generally will be based on a fraction, the numerator of which is the number of full months during the performance period in which the participant was a participant in the LTIP and the denominator of which is the full number of months in the performance period.

With respect to the restricted stock award currently held by Mr. Robinson, if his employment with the Company terminates by reason of his death or disability, the forfeiture condition restricting the sale or transfer of the common stock forming his restricted stock award will be deemed to have lapsed on the day immediately preceding his termination. The stock unit awards made to Messrs. Gray and Buckley will be deemed to have vested on the day immediately preceding the date of termination of employment due to death or disability.

The table below summarizes the potential payouts to the Named Executive Officers actively employed by the Company upon a termination of employment, or a change in control of the Company or change in responsibilities with respect to Mr. Powell, assuming the termination of employment, change in control of the Company, or change in responsibilities occurred on January 28, 2017, the last day of the Company’s 2016 fiscal year.

Will Powell	Salary Continuation	Continuation of Medical/ Welfare Benefits (a)	2016 AIP Payments (b)	LTIP Payments (c)	Accelerated Vesting of Cash Retention Award (d)	Total
Termination for Good Reason	$750,000	$8,520	—	—	$750,000	$1,508,520
Termination Without Cause	$750,000	$8,520	—	—	$750,000	$1,508,520
Termination With Cause	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—
Termination due to Disability	—	—	—	—	$718	$718
Termination due to Retirement	—	—	—	—	—	—
Termination due to Death	—	—	—	—	$718	$718
Change in Responsibilities	—	—	—	—	$750,000	$750,000
Change in Control	—	—	—	—	$750,000	$750,000

Ryan D. Robinson	Salary Continuation	Continuation of Medical/ Welfare Benefits (a)	2016 AIP Payment (b)	LTIP Payments (c)	Accelerated Vesting of Restricted Stock Award (e)	Total
Termination for Good Reason	$500,000	$8,520	—	—	—	$508,520
Termination Without Cause	$500,000	$8,520	—	—	—	$508,520
Termination With Cause	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—
Termination due to Disability	—	—	—	—	$53,200	$53,200
Termination due to Retirement	—	—	—	—	—	—
Termination due to Death	—	—	—	—	$53,200	$53,200

Michael A. Gray	Salary Continuation	Continuation of Medical/ Welfare Benefits (a)	2016 AIP Payment (b)	LTIP Payments (c)	Accelerated Vesting of Stock-Unit Award (e)	Total
Termination for Good Reason	$400,000	$8,520	—	—	—	$408,520
Termination Without Cause	$400,000	$8,520	—	—	—	$408,520
Termination With Cause	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—
Termination due to Disability	—	—	—	—	$78,512	$78,512
Termination due to Retirement	—	—	—	—	—	—
Termination due to Death	—	—	—	—	$78,512	$78,512

David J. Buckley	Salary Continuation	2016 Bonus Agreement	Continuation of Medical/ Welfare Benefits (a)	2016 AIP Payment (b)	LTIP Payments (c)	Accelerated Vesting of Stock-Unit Award (e)	Total
Termination for Good Reason	$145,000	—	$4,260	—	—	—	$149,260
Termination Without Cause	$145,000	—	$4,260	—	—	—	$149,260
Termination With Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	—	—	$28,135	$28,135
Termination due to Retirement	—	—	—	—	—	—	—
Termination due to Death	—	—	—	—	—	$28,135	$28,135

Charles J. Hansen	Salary Continuation	Continuation of Medical/ Welfare Benefits (a)	2016 AIP Payment (b)	LTIP Payments (c)	Total
Termination for Good Reason	$225,000	$3,360	—	—	$228,360
Termination Without Cause	$225,000	$3,360	—	—	$228,360
Termination With Cause	—	—	—	—	—
Voluntary Termination	—	—	—	—	—
Termination due to Disability	—	—	—	—	—
Termination due to Retirement	—	—	—	—	—
Termination due to Death	—	—	—	—	—

(a)	For Messrs. Gray, Powell and Robinson the amount reported in this column represents the continuation of benefits including medical and dental benefits for one year. For Messrs. Buckley and Hansen the amount reported in this column represents the continuation of medical and dental benefits for six months.

(b)	As a consequence of our 2016 fiscal year fiscal performance (see “2016 Annual Compensation Opportunity” in this Item 1), no amounts in accordance with the 2016 AIP would have been payable upon termination of employment.

(c)	As a consequence of the prices of our common stock on the Nasdaq stock market for the LTIP measurement period for the 2016 LTIP (see “Long-Term Compensation Opportunity” in this Item 1) and the LTIP measurement period for the Company’s 2015 LTIP, no amounts in accordance with the Company’s 2016 LTIP or the 2015 LTIP would have been payable upon termination of employment.

(d)	The amounts reported in this column represent the cash-retention installments totaling $750,000 payable to Mr. Powell in accordance with his Retention Agreement, all of which installments were unpaid as of January 28, 2017 (see “CEO Compensation” in this Item 1). The Retention Agreement provides that unpaid cash-retention installments will be payable immediately if a “Change Event” occurs. “Change Event” means that (1) without Mr. Powell’s consent he no longer reports solely to the Company’s Board of Directors or (2) the Company experiences, or without Mr. Powell’s consent he experiences, an action or event (other than termination of his employment for any reason) that, with or without the passage of time, reasonably would be deemed to be, or reasonably would be deemed to result in, a reduction in Mr. Powell’s duties, responsibilities, or status as the Company’s Chief Executive Officer and President. The Retention Agreement does not refer to a change in control of the Company but, depending on the circumstances, a change in control of the Company could constitute a Change Event.

(e)	The amount reported in this column for Mr. Robinson represents the value, as of January 28, 2017, of the restricted stock award made to him. The amount reported in this column for each of Messrs. Gray and Buckley includes the value, as of January 28, 2017, of the stock unit award made to him. If the employment with the Company of a grantee of restricted stock or stock units terminates by reason of death or disability, the forfeiture conditions to which the grantee’s restricted stock award and stock unit award are subject would be deemed to have lapsed on the day immediately preceding the grantee’s employment termination. The cash value amounts reported in the “Termination due to Disability” and “Termination due to Death” columns with respect to Messrs. Robinson, Gray, and Buckley were calculated by multiplying (1) the number of shares of common stock underlying the restricted stock award, or the number of stock units, by (2) the $3.80 closing price of the Company’s common stock on January 27, 2017.

COMPENSATION OF DIRECTORS

In accordance with our Director Compensation Policy, the Company provides to its non-employee directors an annual cash retainer in the amount of $100,000 for serving as a director of the Company. In addition, the Director Compensation Policy provides that (1) the Chairman of the Board receives an additional annual cash retainer of $30,000 for that service, (2) the Chair of the Audit Committee receives an additional $20,000 annual cash retainer for that service, and (3) the Chair of the Compensation Committee and the Chair of the Nominating and Corporate Governance Committee each receives an additional annual cash retainer of $10,000 for that service. Retainer payments are prorated to reflect actual service during the fiscal year. The following table shows information concerning the compensation paid with respect to our 2016 fiscal year to our directors who served on the Board of Directors during our 2016 fiscal year.

Name	Fees Earned or Paid in Cash	Total
E.J. Bird	$130,000	$130,000
James F. Gooch(a)	$110,111	$110,111
Josephine Linden	$110,000	$110,000
Kevin Longino(b)	$29,863	$29,863
William K. Phelan(c)	$117,852	$117,852
David Robbins(d)	$89,178	$89,178

(a)	Mr. Gooch resigned as the Chair of the Audit Committee on February 1, 2016.

(b)	The Board of Directors elected Mr. Longino as a member of the Board of Directors on October 13, 2016.

(c)	The Board of Directors appointed Mr. Phelan as the Chair of the Audit Committee on March 9, 2016.

(d)	The Board of Directors elected Mr. Robbins as a member of the Board of Directors on March 9, 2016.

ITEM 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act of 1934 requires, among other things, that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.

As described under “Executive Compensation—Compensation Discussion and Analysis” in this Proxy Statement, we seek, to the extent practicable, to link the compensation of our Named Executive Officers with the Company’s performance. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term financial goals, while minimizing excessive risk taking in the short term. We believe that our compensation programs are strongly aligned with the long-term interests of our stockholders, and we believe that our current executive-compensation programs have been effective in implementing our compensation philosophy and objectives. We note that more than 99% of the shares that voted to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in our 2016 proxy statement voted in favor of the compensation of our Named Executive Officers at our 2016 Annual Meeting of Stockholders. We urge you to read the Compensation Discussion and Analysis in Item 1 of this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the compensation of our Named Executive Officers during our 2016 fiscal year.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board, or the Compensation Committee of the Board. However, the Board and the Compensation Committee value the opinions expressed by our stockholders in their voting on this proposal and will consider the outcome of the voting when making future compensation policies and decisions regarding our Named Executive Officers.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this Proxy Statement.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY

BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN

THIS PROXY STATEMENT.

ITEM 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Item 3 is the ratification of the Audit Committee’s appointment of BDO USA, LLP as the independent registered public accounting firm to audit the financial statements of the Company for our 2017 fiscal year. Representatives of BDO USA, LLP will be present at the Annual Meeting. They will be available to respond to your questions and may make a statement if they so desire.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR 2017 FISCAL YEAR

Independent Registered Public Accounting Firm Fees

The following table shows the fees paid or accrued by the Company and its subsidiaries for the audit and other services provided by BDO USA, LLP and its affiliates for the our 2015 and 2016 fiscal years:

	2015 Fiscal Year	2016 Fiscal Year
Audit Fees(1)	$1,082,495	$1,118,049
Audit-Related Fees(2)	$19,486	$20,509
Tax Fees(3)	$33,260	$53,386
All Other Fees	—	—
Total	$1,135,241	$1,191,945

(1)	Audit Fees represent fees for professional services provided in connection with the audit of the Company’s consolidated financial statements, review of quarterly financial statements, regulatory audits, and accounting consultations.

(2)	Audit-related Fees represent fees for professional services provided in connection with the audit of the 401(k) Savings Plan.

(3)	Tax Fees represent fees for professional services provided in connection with the preparation of the Company’s tax filings for Puerto Rico and the audit of aspects of our business in Puerto Rico, which audit was required to be undertaken with respect to the tax filings.

The Audit Committee must pre-approve all engagements of our independent registered public accounting firm as required by the Audit Committee Charter, the Pre-Approval Policy and Procedures for Auditing Services and Non-Audit Services (the “Pre-Approval Policy”) adopted by the Audit Committee, and the rules of the SEC. The Pre-Approval Policy provides the conditions and procedures under which the Audit Committee will pre-approve auditing services and non-audit services to be rendered by SHO’s external auditor in accordance with Sections 10A(g) and 10A(i) of the Securities Exchange Act of 1934, and the rules of the SEC. The Audit Committee does not delegate to management the Audit Committee’s responsibilities to pre-approve services to be performed by SHO’s external auditor. All engagements of the external auditor to perform (1) annual audits of SHO’s financial statements and (2) attestations of SHO’s internal controls are excluded from the Pre-Approval Policy, and it provides that, with respect to the excluded services, the Audit Committee must specifically approve the annual or other engagement of the external auditor, the engagement scope, terms, and fees, the form and content of the engagement letter, and all changes to the engagement scope, terms, and fees prior to the external auditor’s commencement of the engagement. The Audit Committee also will specifically approve, in advance, each other engagement of the external auditor to provide an auditing service or a non-audit service that is not among the categories of auditing services and non-audit services pre-approved pursuant to the Pre-Approval Policy.

The Pre-Approval Policy includes categories of auditing services and non-audit services that the Audit Committee pre-approves, subject to approval of the Chairman of the Audit Committee, for 12 months. At least annually the Audit Committee pursuant to the Pre-Approval Policy will review all proposed categories of auditing services and non-audit services for the following fiscal year to determine that (a) the categories of services may be provided by the external auditor to SHO in accordance with applicable law and (b) the external auditor’s provision of the categories of services would not impair its independence. The Chairman of the Audit Committee is authorized to specifically pre-approve all auditing services and non-audit services that may be provided to SHO by its external auditor that are listed, and within the limits provided, in the Pre-Approval Policy.

All of the fees described in the table above were pre-approved in accordance with the Audit Committee’s policies and procedures.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended January 28, 2017. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates such information by reference in such filing.

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s system of internal controls, the presentation and disclosure in the Company’s financial statements, which will be provided to our stockholders and others, and the overall audit process. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under Nasdaq’s Stock Market Rules, and the Audit Committee Charter complies with these rules.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP.

The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity, and the Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended January 28, 2017 with the Company’s management and BDO USA, LLP, the Company’s independent registered public accounting firm (“BDO”). The Audit Committee also has discussed with BDO the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also has received and reviewed the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence, and has discussed with BDO its independence from the Company. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s 2016 Annual Report on Form 10-K filed with the Securities and Exchange Commission. James F. Gooch served as a member, and as the Chair, of the Audit Committee until February 1, 2016. Kevin Longino has served as a member of the Audit Committee since November 14, 2016. William K. Phelan has served as the Chair of the Audit Committee since March 9, 2016. David Robbins has served as a member of the Audit Committee since March 9, 2016.

Audit Committee

Josephine Linden

Kevin Longino

William K. Phelan, Chair

David Robbins

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Review and Approval of Transactions with Related Persons

The Company’s Audit Committee Charter and the Company’s Related-Person Transactions Approval Policy (adopted by the Company’s Board of Directors after the Separation) require that the Audit Committee review and approve all related-party transactions required to be disclosed pursuant to SEC rules. The Related-Person Transactions Approval Policy requires that the Audit Committee, among other things (1) determine whether the proposed related-person transaction is on terms and conditions that, in all material respects, the Company’s management reasonably believes are no less favorable to the Company than the terms and conditions the Company could obtain in comparable arm’s-length transactions with unrelated third parties and (2) take into account relevant factors such as the nature of the related person’s interest in the transaction, the purpose, terms and conditions (including the dollar amount involved), and timing of the transaction, and whether the transaction is consistent with the best interests of the Company and its stockholders.

Related-Party Transactions

According to publicly available information ESL beneficially owns 57.3% of our outstanding shares of common stock and approximately 48% of Sears Holdings’s outstanding shares of common stock, and at all times during our 2016 fiscal year beneficially owned more than 5% of the outstanding shares of each of SHO and Sears Holdings. Edward S. Lampert, Chairman, Chief Executive Officer, and Director of ESL Investments, Inc. (which is among the related entities that we refer to as “ESL” in this Proxy Statement), is the Chairman of the Board and Chief Executive Officer of Sears Holdings.

SHO and its subsidiaries prior to the Separation entered into various agreements with Sears Holdings and its subsidiaries (the each an “Initial Agreement”) that, among other things, (1) govern specified aspects of SHO’s relationship with Sears Holdings following the Separation and (2) establish terms pursuant to which subsidiaries of Sears Holdings provide services and merchandise to SHO and its subsidiaries. The Initial Agreements, as amended, as well as other agreements to which SHO or its subsidiaries are a party, are summarized below. On May 11, 2016 SHO and its subsidiaries and Sears Holdings and its subsidiaries executed and delivered to each other amendments to the Initial Agreements (each a “May 2016 Amendment” and together the “May 2016 Amendments”), which are also summarized below. The Audit Committee of the Company’s Board of Directors approved the May 2016 Amendments in accordance with the Company’s Related-Persons Transactions Approval Policy. The Board of Directors ratified the Audit Committee’s approval. Shearman & Sterling LLP and FTI Consulting, Inc. advised the Audit Committee and the Board of Directors with respect to their deliberations regarding the May 2016 Amendments.

In the following summaries, SHO and Sears Holdings are referred to as the parties to the agreements summarized, although their respective subsidiaries may be the sole parties, or may be additional parties, to the agreements. The Initial Agreements and the amendments thereto made prior to May 11, 2016, and the May 2016 Amendments, summarized below in this “Certain Relationships and Transactions,” are reproduced in full as, and qualified in their entirety by the actual text of the agreements that are, exhibits to the Company’s 2016 Annual Report on Form 10-K.

Separation Agreement

Prior to the Separation SHO entered into a Separation Agreement with Sears Holdings (the “Separation Agreement”). The Separation Agreement, as amended, provides for the framework of the Separation and the ancillary agreements described below.

Pursuant to the Separation Agreement and in anticipation of the Separation, Sears Holdings transferred to SHO, through a series of intercompany transactions, specified assets and liabilities comprising the pre-Separation Sears Hometown and Hardware and Sears Outlet businesses of Sears Holdings. In the Separation Agreement,

SHO and Sears Holdings agree to release each other from all pre-Separation claims (other than with respect to the agreements executed in connection with the Separation and subject to certain exceptions) and each agrees to defend and indemnify the other with respect to its post-Separation business. In addition, the Separation Agreement provides specified information and access rights relating to pre-Separation financial and compliance matters, as well as procedures for handling third-party claims and disputes between the parties. The Separation Agreement also provides that SHO and Sears Holdings will negotiate in good faith with respect to SHO’s proposals to conduct its franchise and dealer businesses in the Caribbean region and permits SHO, under specified conditions, to establish, acquire, and operate businesses that do not use the “Sears” name and that are not specified retailers.

Indemnification. SHO is required to indemnify and defend Sears Holdings from and against all liabilities suffered by Sears Holdings relating to, arising out of, or resulting from (1) each liability of SHO assumed in connection with the Separation or arising after giving effect to the Separation and the agreements specified as ancillary to the Separation Agreement (the “Ancillary Agreements”), (2) the specified business of SHO, (3) each asset owned by SHO after giving effect to the Separation and the Ancillary Agreements, (4) SHO’s breach of the Separation Agreement, and (5) SHO’s breach of an Ancillary Agreement, subject to any liability limitation contained in the Ancillary Agreement and, without duplication, taking into account SHO’s performance of its indemnification obligations in the Ancillary Agreement. SHO is further required to indemnify and defend Sears Holdings if Sears Holdings remains liable to a third party for any liability for which SHO is liable under the Separation Agreement. Sears Holdings is required to indemnify and defend SHO from and against any and all liabilities relating to, arising out of, or resulting from (1) each liability of Sears Holdings assumed in connection with the Separation or arising after giving effect to the Separation and the Ancillary Agreements, (2) the specified business of Sears Holdings, (3) each asset owned by Sears Holdings after giving effect to the Separation and the Ancillary Agreements, (4) Sears Holdings’s breach of the Separation Agreement, and (5) Sears Holdings’s breach of an Ancillary Agreement, subject to any liability limitation contained in the Ancillary Agreement and, without duplication, taking into account Sears Holdings’s performance of its indemnification obligations in the Ancillary Agreement. Sears Holdings is further required to indemnify and defend SHO if SHO remains liable to a third party for any liability for which Sears Holdings is liable under the Separation Agreement.

Limitation of Liability. With respect to each of SHO and Sears Holdings, neither party is liable to the other party for any consequential, incidental, indirect, special, or punitive damages, losses or expenses (including business interruption, lost business, lost profits, or lost savings) arising under the Separation Agreement, even if advised of the possibility of such damages, except that SHO and Sears Holdings, unless otherwise provided for in the Ancillary Agreements, each remains obligated to indemnify and defend the other party against consequential, incidental, indirect, special, or punitive damages, losses or expenses that may arise from third-party claims.

Store License Agreements

Initial Agreements

Prior to the Separation, SHO entered into Store License Agreements with Sears Holdings (the “Store License Agreements”) pursuant to which Sears Holdings has granted to SHO (1) an exclusive, royalty-free, non- transferable and terminable license to operate, and to authorize SHO’s dealers and franchisees to operate, retail stores and stores-within-a-store using the “Sears Outlet Store,” “Sears Authorized Hometown Store,” “Sears Home Appliance Showroom,” and “Sears Hardware Store” store names (the “store names”), (2) an exclusive, royalty-free, non-transferable and terminable license to use the store names to promote SHO’s products, and services related to SHO’s products, by all current and future electronic means, channels, processes and methods, including via the Internet (“digital methods”), (3) a non-exclusive, royalty-free, non-transferable and terminable license to use, and to authorize SHO’s dealers and franchisees to use, certain other trademarks to market and sell services related to SHO’s products under those trademarks, and (4) an exclusive, royalty-free, non-transferable and terminable license to use certain domain names in connection with the promotion of SHO’s stores, the marketing, distribution and sale of SHO’s products, and the marketing and offering of services related to SHO’s products. The Store License Agreements do not include licenses for the KENMORE®, CRAFTSMAN®, or DIEHARD® trademarks.

Duration. The terms of the Store License Agreements will expire in 2029. The Store License Agreements may be terminated (1) by either party for cause upon a material breach either if the breaching party fails to cure such breach within 30 days following written notice of such breach or, if such breach is not curable, immediately upon delivery of notice of the non-breaching party’s intention to terminate, (2) immediately by Sears Holdings upon 10-days’ notice upon a change of control whereby a majority of SHO’s voting power, or a majority of the voting power of any of SHO’s subsidiaries, is acquired by specified competitors of Sears Holdings, (3) by either party upon 30-days’ notice if such party (or any of its affiliates) terminates the Separation Agreement, any other Store License Agreement, the Trademark License Agreement, the SYWR Agreement, or the Merchandising Agreement (each as defined below) as a result of the other party’s (or its affiliates’) material breach of or default under such agreement, (4) immediately by Sears Holdings upon 10-days’ notice if SHO has operated, or has authorized SHO’s dealers and franchisees to operate, any retail store or store-within-a-store using a name other than a store name specified in the Store License Agreements for twelve consecutive months, or (5) immediately by Sears Holdings upon 10-days’ notice if SHO does not extend the term of the Merchandising Agreement for either of its two renewal periods. In addition, the Store License Agreements with Sears Authorized Hometown Stores, LLC (“SAHS”) and Sears Home Appliance Showrooms, LLC or (“SHAS”) permit Sears Holdings to require SAHS and SHAS to terminate for cause any dealer or franchisee that (i) causes SAHS or SHAS to be in non-compliance with a material term of the Store License Agreements or (ii) fails to maintain the high quality and reputation of the store names, domain names, and other Sears trademarks, provided that prior to termination SAHS and SHAS are given a reasonable opportunity to cause the dealer or franchisee to cure such non-compliance or failure.

Indemnification. SHO is required to defend and indemnify Sears Holdings for all liability, even though such liability may result from false, fraudulent, or groundless claims, arising from the death of or injury to any person, damage to any property, or loss suffered by a third party related to (1) the operation of SHO’s stores, (2) any acts or omissions by SHO, its affiliates, its dealers, and its franchisees in connection with the Store License Agreements, (3) any violation by SHO, its affiliates, its dealers, and its franchisees of any anti-corruption law, (4) any actual or alleged infringement of any intellectual property, (5) any latent or patent defect in any of SHO’s products not purchased from Sears Holdings, (6) any actual or alleged failure of SHO’s stores, websites, or any of SHO’s products not purchased from Sears Holdings or its affiliates to comply with any laws, (7) SHO’s use of any licensed trademark other than in accordance with the Store License Agreements, or (8) any lack of validity or enforceability of the Store License Agreements caused by SHO. Sears Holdings is required to defend and indemnify SHO for all liability arising from the death of or injury to any person, damage to any property, or loss suffered by a third party related to (A) claims that SHO’s use of the licensed trademarks constitutes copyright infringement, (B) claims as to the lack of validity or enforceability of the registrations or ownership rights of the licensed trademarks, or (C) any lack of enforceability or validity of the Store License Agreements caused by Sears Holdings.

License to Use Sears’ Digital Methods. Sears Holdings also grants SHO the right to use the store names to sell SHO’s products by all digital methods that are owned or operated by Sears Holdings and Kmart Corporation (“Kmart”) including the website for SHO’s Sears Outlet business, provided that Sears Holdings may terminate this right upon two-years’ notice. If Sears Holdings exercises this termination right, it must grant SHO licenses to (1) market SHO’s products by all digital methods outside the United States, Puerto Rico, Bermuda and Guam (the “territories”), and (2) sell SHO’s products by all digital methods both in and outside of the territories. However, these licenses will only be granted to the extent that they do not conflict with third-party obligations of Sears Holdings that otherwise limit Sears Holdings’s and Kmart’s right to license or authorize SHO to market any of SHO’s products.

May 2016 Amendment

Amendment No. 2 to the Store License Agreement amends the Store License Agreement for the Sears Outlet Stores to, among other things, add that if one or more specified events occur Sears Holdings grants to SHO a “springing” license to operate searsoutlet.com on web properties other than those owned or operated by Sears Holdings to promote and sell Outlet products (which does not include specified “New Products”) in the United States, its incorporated territories, and Bermuda until February 1, 2020.

Trademark License Agreement

In connection with the Separation, SHO entered into a Trademark License Agreement with Sears Holdings (the “Trademark License Agreement”) pursuant to which Sears Holdings has granted to SHO (1) a royalty-free license to use the Sears trademark as part of SHO’s corporate name in the United States and to promote SHO’s businesses and (2) a fully paid-up license to use the searshometownandoutlet.com and ownasearsstore.com domain names solely to promote SHO’s businesses.

Duration. The term of the Trademark License Agreement will expire in 2029. The Trademark License Agreement may be terminated (1) by either party for cause upon a material breach either if the breaching party fails to cure such breach within 30 days following written notice of such breach or, if such breach is not curable, immediately upon delivery of notice of the non-breaching party’s intention to terminate, (2) immediately by Sears Holdings upon 10-days’ notice upon a change of control whereby a majority of SHO’s voting power, or a majority of the voting power of any of SHO’s subsidiaries, is acquired by specified competitors of Sears Holdings, (3) by either party upon 30-days’ notice if such party (or any of its affiliates) terminates the Separation Agreement, any Store License Agreement, the SYWR Agreement, or the Merchandising Agreement as a result of the other party’s (or its affiliates’) material breach of or default under such agreement, (4) immediately by Sears Holdings upon 10-days’ notice if SHO has not conducted business using SHO’s corporate name specified in the Trademark License Agreement for twelve consecutive months, or (5) immediately by Sears Holdings upon 10-days’ notice if SHO does not extend the term of the Merchandising Agreement for either of its two renewal periods.

Indemnification. SHO is required to defend and indemnify Sears Holdings against third-party claims relating to any breach by SHO of the Trademark License Agreement. Sears Holdings is required to defend and indemnify SHO against third-party claims relating to any breach by Sears Holdings of the Trademark License Agreement.

Merchandising Agreement

Initial Agreement

Prior to the Separation, SHO entered into a Merchandising Agreement with Sears Holdings (the “Merchandising Agreement”) pursuant to which Sears Holdings agrees to (1) sell to SHO, with respect to certain specified product categories, Sears brand products (including Kenmore, Craftsman and DieHard brand products (the “KCD Products”) and vendor-branded products obtained from Sears Holdings’s vendors and suppliers and (2) grant SHO licenses to use the trademarks owned by Sears Holdings (the “Sears Marks”) including the Kenmore, Craftsman and Diehard trademarks (the “KCD Marks”) in connection with the marketing and sale of products sold under the Sears Marks.

Duration. The initial term of the Merchandising Agreement will expire in April 2018, subject to two three-year renewal terms with respect to the KCD Products. The Merchandising Agreement may be terminated (unless the party seeking to terminate has failed to comply with any of its material obligations in the Merchandising Agreement and the failure is continuing) (1) by either party for cause upon a material breach either if the breaching party fails to cure such breach within 30 days following written notice of such breach or, if such breach is not curable, immediately upon delivery of the non- breaching party’s notice of intention to terminate, (2) by Sears Holdings if an unaffiliated third party acquires all rights, title, and interest in and to all of the KCD Marks, (3) immediately by Sears Holdings if SHO (A) purports to assign the Merchandising Agreement without Sears Holdings’s consent, (B) is unable to pay its debts or if SHO enters into a voluntary suspension of payments or bankruptcy, (C) undergoes a change of control whereby a majority of SHO’s voting power, or a majority of the voting power of any of SHO’s subsidiaries, is acquired by specified competitors of Sears Holdings, or (D) ceases to conduct business using the Sears name, or (4) by either party upon 30-days’ notice if such party (or any of its affiliates) (A) terminates the Separation Agreement, any Store License Agreement, the Trademark License Agreement, or the SYWR Agreement as a result of the other party’s (or its affiliates’) material breach of or default under the Separation Agreement or (B) terminates any Store License Agreement or the Trademark

License Agreement as a result of the other party’s (or its affiliates’) material breach of or default under such agreement. In addition, if an unaffiliated third party acquires all rights, title and interest in and to one or more (but not all) of the KCD Marks, Sears Holdings may terminate its obligation to sell to SHO KCD Products that are branded with the KCD Marks that were subject to such acquisition. Furthermore, if SHO rejects Sears Holdings’s proposed increase in the royalty rate of one or more KCD Product categories prior to the expiration of the initial term (to take effect during the first renewal period) or the first renewal term of the agreement (to take effect during the second renewal period), then Sears Holdings may terminate its obligation to sell to SHO all KCD Products in such rejected categories or terminate the Merchandising Agreement altogether.

Pricing. SHO will determine, at its sole discretion, advertised prices, promotional prices, and retail prices for all merchandise acquired from Sears Holdings for sale in SHO’s Hometown Stores, Hardware Stores, and Home Appliance Showrooms. Sears Holdings’s vendors may from time to time adopt minimum advertised price policies (“MAP”) and unilateral pricing policies (“UPP”) that may apply to Sears Holdings and its sale of Hometown Store and Outlet Store products to SHO. The failure to comply with a vendor’s MAP or UPP could result in the imposition of financial penalties on Kmart and Sears Holdings and a vendor’s refusal to sell one or more Hometown Store and Outlet Store products to Kmart and Sears Holdings, which ultimately could result in Sears Holdings inability to sell one or more Hometown Store and Outlet Store products to SHO in accordance with the terms of the Merchandising Agreement. Furthermore, Sears Holdings may seek to implement its own MAP and UPP with respect to Hometown Store and Outlet Store products.

Fees. SHO will be invoiced for all products sold to it by Sears Holdings. Sears Holdings will provide SHO with the proportionate share of certain vendor-provided subsidies that Sears Holdings receives with respect to the merchandise sold to SHO, except to the extent that Sears Holdings’s vendors (1) do not permit the pass-through of such subsidies or (2) refuse to pay a subsidy to Sears Holdings with respect to the products sold to SHO. Sears Holdings has agreed to use commercially reasonable efforts to obtain vendor permission to share subsidies. Products that Sears Holdings obtains exclusively for resale to SHO are excluded for purposes of calculating the aforementioned pro-rata vendor allowances.

Royalties. SHO will pay, on a weekly basis, royalties determined by multiplying SHO’s net sales of KCD Products by specified fixed royalties rates for each brand’s licensed products, subject to an adjustment based on the extent to which SHO features Kenmore brand products in certain of SHO’s advertising and the extent to which SHO pays specified minimum commissions to SHO’s franchisees and Hometown Store owners.

License to Use Sears Marks. Subject to certain limitations, Sears Holdings has granted SHO (1) a non- exclusive, non-transferable and revocable right and license to use, in connection with the marketing and selling of products sold under Sears Marks (including KCD Marks), but in no event to alter, the KCD Marks and (2) a non-exclusive, non-transferable, royalty-free and revocable right and license to use, in connection with the marketing and selling of products sold under Sears Marks (including KCD Marks), but in no event to alter, all Sears Marks other than the KCD Marks.

Indemnification. SHO is required to defend and indemnify Sears Holdings against third-party claims related to (1) the use of any Sears Marks by SHO or SHO’s franchisees other than in accordance with the Merchandising Agreement, (2) the sale, display, assembly, service, repair, or installation of any given product (excluding claims related to services to be performed under the Services Agreement (as defined below) and all other services that are performed for SHO by Sears Holdings), (3) the failure by SHO to perform SHO’s obligations under the Merchandising Agreement, or (4) any other act or omission by SHO, subject to the terms and conditions of the Separation Agreement that require a sharing of liability, as applicable. Sears Holdings is required to defend and indemnify SHO against third-party claims related to (A) the violation by Sears Holdings of any intellectual property rights of third parties, (B) the failure by Sears Holdings to perform their obligations under the Merchandising Agreement, or (C) any other act or omission by Sears Holdings, subject to the terms and conditions of the Separation Agreement that require a sharing of liability, as applicable.

May 2016 Amendment

The Amended and Restated Merchandising Agreement (“Restated MA”) amends and restates the Merchandising Agreement. Among other things the Restated MA (a) extends the initial term of the Merchandising Agreement to February 1, 2020 (the “Initial Term”) (which among other things extends to that date the Company’s rights to purchase distressed and refurbished merchandise (“DRM”) and mark-out-of stock merchandise for the Company’s Outlet business at existing pricing except as noted below) and provides one three-year extension to purchase KCD Products, (b) establishes the product prices, KCD royalty rates, and KCD warranty rates for purchases from Sears Holdings through the Initial Term, except that Sears Holdings may increase charges if Sears Holdings’s costs increase due to a change in legislation, regulation, business conditions, or Sears Holdings’s operations, (c) amends Sears Holdings’s termination rights by (1) giving Sears Holdings the right to terminate if SHO sells products or services provided by Sears Holdings in connection with a non-Sears-branded business and (2) adds a right for Sears Holdings to terminate its obligations under the Merchandise Agreement for a defined geographic market if Sears Holdings otherwise exits the geographic market, (d) adds the ability for SHO to obtain from Sears Holdings unique products that Sears Holdings does not otherwise assort, (e) grants a license to SHO to conduct specified commercial sales, subject to limitations, of Sears Holdings-provided products in exchange for a commission, (f) amends the dispute-resolution provisions to restrict both SHO and Sears Holdings from raising specified disputes or claims against the other that relate to an act or omission occurring more than 120 days prior to the date on which such dispute or claim was asserted (the “Stale Claims Agreement”), (g) adds a requirement that SHO make Sears Holdings whole in the event a value added tax is imposed in the US, its territories, or Bermuda for products supplied to SHO, (h) requires SHO to pay invoices within 3 days through July 31, 2016, for which SHO may take a 37 basis-point discount) and to pay invoices within ten days after July 31, 2016 without discount (the “Revised Payment Terms Agreement”), (i) adds specified products to the pool of DRM that SHO must purchase from Sears Holdings, (j) adds obligations for Sears Holdings, subject to specified restrictions, to provide SHO credits for KCD-branded DRM that are not repairable, (k) adds clarifying language on how vendor subsidies will be calculated and allocated and removes specified products from the allocation calculation, (l) adds an obligation for SHO to repair specified Craftsman-branded ratchets using ratchet repair kits provided by Sears Holdings (at Sears Holdings’s cost), (m) removes product services provisions from the Restated MA (which are amended and restated in the Services Amendment (defined below)), (n) adds a mechanism for SHO to request that Sears Holdings supply products to a SHO-operated non-Sears-branded business, (o) amends the non-saleable criteria for DRM to, among other things, remove specified products from being deemed non-saleable, (p) adds SHO’s right to dispose of non-saleable products through a salvage process, and (q) adds SHO’s express right to relocate stores without violating specified proximity restrictions.

Amendment No. 4 to the Merchandising Agreement (the “Merchandising Amendment”) provides that (a) SHO will pay Sears Holdings $600,000 and SHO waives claims against Sears Holdings relating to product repair claims, and (b) Sears Holdings waives claims against SHO relating to alleged KCD warranty fee underpayments and other IT and service-order transfer related claims. SHO and Sears Holdings have separately acknowledged to each other that the claims waivers in the Merchandising Amendment are intended to survive the effectiveness of the Restated MA.

March 2017 Amendment

In connection with the acquisition by Stanley Black & Decker, Inc. of Sears Holdings’s Craftsman business on March 8, 2017, including the Craftsman brand name and related intellectual property rights (the “Stanley Purchase”), the Company, Sears Holdings, and Stanley Black & Decker, Inc. each executed and delivered to the others an Amendment to Amended and Restated Merchandising Agreement dated as of March 8, 2017 (the “Craftsman Amendment”). The Audit Committee of the Company’s Board of Directors approved the Craftsman Amendment in accordance with the Company’s Related-Person Transactions Approval Policy. The following is a summary of the Craftsman Amendment, which is reproduced in full, and the following summary is qualified in its entirety by the actual text of the Craftsman Amendment that is included, as an exhibit to the Company’s Current Report on Form 8-K (File No. 001-35641) filed with the Securities and Exchange Commission on

March 9, 2017. The license granted by Sears Holdings to the Company in Section 12(a)(iii) of the Restated MA is terminated with respect to the Craftsman name and all marks that incorporate that name. Sears Holdings grants a new license to the Company to use the Craftsman name and all marks that incorporate that name (the “New License”), subject in all respects to an Acquired IP License Agreement between Sears Holdings and Stanley Black & Decker, Inc. (the “Stanley License Agreement”). The Company will not take any action that would cause Sears Holdings to violate the Stanley License Agreement. Sears Holdings will not take any action to cause the Company to violate the Craftsman Amendment. Sears Holdings will not elect to terminate the Stanley License Agreement or consent to any amendment to the Stanley License Agreement if the amendment would materially adversely affect, limit, or terminate the Company’s rights under the New License in a manner disproportionate relative to Sears Holdings without the Company’s prior written consent. The Company will be bound by all amendments to the Stanley License Agreement and the New License will be subject to the terms of the Stanley License Agreement as in effect from time to time. The termination of the New License will not terminate or otherwise affect the obligations of Sears Holdings to perform the other terms and conditions applicable to it or to any of the Company’s other rights in accordance with the Restated MA or applicable law. Sears Holdings may terminate the New License if Sears Holdings no longer has the right to sublicense the Craftsman brand under the Stanley License Agreement. Sears Holdings waives its right under Section 2(d)(i) of the Restated MA, and agrees not, to terminate, solely based on the Stanley Purchase, Sears Holdings’s obligations under Section 3 of the Restated MA to sell all KCD-branded products that are branded with a KCD Mark that is the subject of a KCD Mark Acquisition (as defined in the Restated MA).

Services Agreement

Initial Agreement

Prior to the Separation, SHO entered into a Services Agreement with Sears Holdings (the “Services Agreement”) pursuant to which Sears Holdings provides SHO with specified tax, accounting, procurement, risk management and insurance, advertising and marketing (including online services), loss prevention, logistics and distribution, information technology (including the point-of-sale systems for all of SHO’s stores), payment clearing, and other financial, real estate management, merchandise-related, and other support services (collectively, “Services”). The Services Agreement also clarifies the parties obligations respecting specified Services and how margins relating to such Services are to be allocated, detailing the components of specified Services, expanding the scope of specified Services, and settling disputes between the parties relating to specified service charges.

Duration. The term of the Services Agreement will expire in April 2018. The agreement may be terminated (1) by either party for cause upon a material breach either if the breaching party fails to cure such breach within 30 days following written notice of such breach or, if such breach is not curable, immediately upon delivery of the non- breaching party’s notice of intention to terminate, (2) by Sears Holdings upon a change of control whereby a majority of SHO’s voting power, or a majority of the voting power of any of SHO’s subsidiaries, is acquired by specified competitors of Sears Holdings, or (3) by either party upon 30-days’ notice if such party (or any of its affiliates) (A) terminates the Separation Agreement, any Store License Agreement, the Trademark License Agreement, the SYWR Agreement, or the Merchandising Agreement as a result of the other party’s (or its affiliates’) material breach of or default under such agreement or (B) terminates any Store License Agreement or the Trademark License Agreement as a result of the other party’s (or its affiliates’) material breach of or default under such agreement. SHO may also terminate any individual Service upon 60-days’ notice to Sears Holdings, provided that such termination does not adversely affect Sears Holdings’s ability to perform another Service for SHO. Sears Holdings may terminate an individual Service upon 90-days’ notice if (i) an affiliate of Sears Holdings is unwilling or unable to provide the Service, (ii) an affiliate of Sears Holdings does not provide a similar Service to Sears Holdings or its other affiliates on terms that are comparable to the terms of the Services Agreement, (iii) Sears Holdings is unable to retain a replacement service provider to provide the Service on terms that are comparable to the terms of the Services Agreement, and (iv) such termination will have no effect upon the provision of other Services under the Services Agreement. Sears Holdings may also terminate an individual

Service upon 90-days’ notice if (a) an unaffiliated service provider of Sears Holdings or one of its affiliates that provides a Service is unwilling or unable to allow SHO to use such Service under the existing (or comparable) terms, (b) Sears Holdings is unable to retain a replacement service provider to provide the Service on terms that are comparable to the terms of the Services Agreement, and (c) such termination will have no effect upon the provision of other Services under the Services Agreement. In addition, Sears Holdings may also terminate an individual Service upon 60-days’ notice if the parties fail to execute an amendment regarding the fees payable for one or more individual Services for the fourth or fifth years of the term, or the six-month period following the fifth year.

Fees. SHO pays fixed fees and rates for the Services for the first three years of the Services Agreement. SHO will also negotiate with Sears Holdings the fees and rates for the fourth and fifth years of the term, and the six-month period following the fifth year, on a good-faith basis. In addition, SHO is responsible for the payment of all taxes payable in connection with the Services provided under the Services Agreement, including sales, use, excise, value-added, business, service, goods and services, consumption, withholding, and other similar taxes or duties, including taxes incurred on transactions between and among Sears Holdings, its affiliates and third-party contractors, along with any related interest and penalties.

Quality of Services. The Services Agreement requires that Sears Holdings perform the Services in a manner that is consistent with Sears Holdings’s prior practice and in Good Faith without willful misconduct or gross negligence. Sears Holdings provides no other representations or warranties regarding the standard of care under which the Services will be performed and provides no warranty or representation concerning the quality of the Services. For purposes of the Services Agreement, the term “Good Faith” means honesty in fact and the observance of reasonable commercial standards of fair dealing in accordance with applicable law.

Indemnification. SHO is required to defend and indemnify Sears Holdings against third-party claims, except to the extent such claims are found by a final judgment or opinion of an arbitrator or court to be caused by (1) Sears Holdings’s breach of the Services Agreement or (2) the negligence or willful misconduct in Sears Holdings’s performance of the Services Agreement. Sears Holdings is required to defend and indemnify SHO against third-party claims that relate to (A) bodily injury or death of any person or damage to real and/or tangible personal property directly caused by the negligence or willful misconduct of Sears Holdings during the performances of the services or (B) the infringement of any copyright or trade secret misappropriation by an asset owned by Sears Holdings, Sears Holdings, or the subsidiaries of Sears Holdings and used by Sears Holdings in the performance of the services. However, Sears Holdings will not indemnify SHO to the extent indemnification claims are found to be caused by (i) SHO’s breach of the Services Agreement, (ii) SHO’s negligence or willful misconduct in the performance of the Services Agreement, or (iii) with respect to infringement claims arising out of (a) SHO’s use, misuse, marketing or distribution of Sears Holdings’s assets except as provided for in the Services Agreement or (b) information, direction, specification or materials provided by SHO or on SHO’s behalf. Sears Holdings is required to defend and indemnify SHO against third-party claims that relate to (A) bodily injury or death of any person or damage to real and/or tangible personal property directly caused by the negligence or willful misconduct of Sears Holdings during the performances of the Services or (B) the infringement of any copyright or trade secret misappropriation by an asset owned by Sears Holdings and used by Sears Holdings in the performance of the Services. However, Sears Holdings will not indemnify SHO to the extent indemnification claims are found by a final judgment or opinion of an arbitrator or court to be caused by (i) SHO’s breach of the Services Agreement, (ii) SHO’s negligence or willful misconduct in the performance of the Services Agreement, or (iii) with respect to infringement claims arising out of (a) SHO’s use, misuse, marketing, or distribution of Sears Holdings’s assets except as provided for in the Services Agreement or (b) information, direction, specification or materials provided by SHO or on SHO’s behalf. SHO will not to sue Sears Holdings’s associates individually, absent fraud or other intentional misconduct, with respect to the Services provided in accordance with the Services Agreement.

Limitation of Liability. With respect to each of SHO and Sears Holdings, neither party is, except for its (1) indemnity obligations and defense obligations, (2) breach of its confidentiality obligations, and (3) breach of its intellectual property non-infringement obligations under the Services Agreement, liable for any consequential, incidental, indirect, special, or punitive damages, losses or expenses (including business interruption, lost business, lost profits, or lost savings) arising under the Services Agreement, even if advised of the possibility of such damages. The sole liability of Sears Holdings for all claims relating to the Services Agreement is the payment of direct damages, limited to (for all claims in the aggregate) the total fees received by Sears Holdings under the Services Agreement.

May 2016 Amendment

Amendment No. 4 to the Services Agreement (the “Services Amendment”) amends the Services Agreement to, among other things, (a) extend the term of the Services Agreement through February 1, 2020, (b) establish a process by which Company may request from Sears Holdings additional services, modifications to the services, and terminations of services, (c) amend the requirements relating to the Company-requested migrations from specified Sears Holdings-provided transition services, (d) adds, with respect to third-party claims relating to the migration of services, limitations on Sears Holdings’s liability and indemnification from the Company to Sears Holdings, (e) establishes a process for the Company to request that Sears Holdings provide services to SHO-operated non-Sears-branded businesses, (f) adds Sears Holdings’s right to terminate its obligations under the Services Agreement for a defined geographic market if Sears Holdings otherwise exits such geographic market, (g) adds Sears Holdings’s right to increase fees for services if a change in legislation, regulation, business conditions, or Sears Holdings’s operations result in an increase in Sears Holdings’s costs associated with one or more of the services, (h) adds the Company’s obligation to pay Sears Holdings, under specified circumstances, increased fees and expenses from third-party providers, (i) provides that the Company may recover from Sears Holdings the Company’s increased costs of merchandise if Sears Holdings rejects the Merchandising Agreement, and does not reject the Services Agreement, in a bankruptcy proceeding, (j) adds the Stale Claims Agreement and the Revised Payment Terms Agreement, (k) adds limitations on Sears Holdings’s liability relating to Sears Holdings’s provision of the services, (l) restates the Services Agreement’s Services Appendix with new appendices that describe Sears Holdings’s transition services, product services, supply-chain services, and eCommerce services, (m) deletes all transition services that Sears Holdings will no longer perform for the Company, (n) provides firm pricing for information technology transition services and other transition services, subject to exceptions, (o) appoints Sears Holdings as the exclusive provider of supply-chain services, which subject to specified constraints the Company may terminate for convenience on 90-days’ notice, (p) establishes a framework to differentiate how specified merchandise purchased by the Company through Sears Holdings, as a service provider under the Services Agreement, will be treated in contrast to merchandise purchased by the Company from Sears Holdings in accordance with the Restated MA, (q) requires Sears Holdings to provide specified supply-chain services support for products purchased by the Company from third parties, (r) extends SHO’s “hybrid delivery” rights to February 1, 2020, (s) adds Sears Holdings’s right to increase the costs of specified home delivery services upon 90 days’ notice to the Company, (t) caps Sears Holdings’s liability for loss or damage caused by Sears Holdings to products the Company buys from third parties, (u) appoints Sears Holdings as the exclusive provider of product-repair services (subject to exceptions such as the Company right to repair non-KCD-branded products located at the Company’s Outlet Repair Distribution Centers), (v) eliminates the Company’s right to generally terminate product-repair services for convenience but the Company may terminate specified product-repair services if Sears Holdings fails to comply with specified service-level agreements, (w) adds Sears Holdings as exclusive provider of protection agreements, increases commissions Sears Holdings must pay the Company for Sears Holdings protection agreements the Company sells, and adds the Company’s right to receive commissions on protection-agreement renewals, (x) adds Sears Holdings as the exclusive provider of specified parts to the Company, (y) adds Sears Holdings’s rights of first refusal, subject to specified limitations, to provide specified services for the Company, (z) expands the Company’s rights to use marks and domain names licensed by Sears Holdings, including rights to (1) sell specified merchandise on previously non-transactional websites (such as searshometownstores.com) and (2) adds a license for the Company to operate searsoutlet.com on a platform other than that operated by Sears Holdings (but specified restrictions apply including restrictions on specified new product sales on searsoutlet.com), (aa) adds that Sears Holdings will enable all SHO locations not currently available as pick-up locations to be eligible to participate in “web-to-store” sales via sears.com, (bb) adds that the Company may sell non-KCD-branded products on websites that do not use a “Sears” name, (cc) modifies the eCommerce commissions payable by the Company to Sears Holdings (including without limitation adding a 15% commission payable by the Company on specified eCommerce sales outside of specified territories) and the eCommerce commissions payable by Sears Holdings to the Company, (dd) adds geographic restrictions to the Company’s eCommerce marketing rights, and (ee) adds the Company’s obligation to pay Sears Holdings for specified ecommerce support services.

Supplemental Agreement

Initial Agreement

SHO and Sears Holdings entered into the Supplemental Agreement that is ancillary to the Services Agreement and the other agreements executed by Sears Holdings and SHO in connection with the Separation. The Supplemental Agreement provides that each of SHO and Sears Holdings releases the other and its related persons from specified claims and defenses to claims that are described on an appendix to the Supplemental Agreement and which had arisen between SHO and Sears Holdings from the date of the Separation through October 6, 2013. A separate appendix to the Supplemental Agreement describes claims that the Company and Sears Holdings have not released and have reserved for continuing discussion.

May 2016 Amendment

Amendment No. 1 to the Supplemental Agreement amends the Supplemental Agreement to, among other things, (a) add releases to additional specified claims, (b) remove from the Supplemental Agreement issues SHO and Sears Holdings had reserved for continuing discussion, and (c) clarifies that claims are not released if they do not arise from those released by the Supplemental Agreement or arise from acts or omissions occurring after the date of release by the Supplemental Agreement.

Retail Establishment Agreement

Initial Agreement

Prior to the Separation, SHO entered into a Shop Your Way Rewards Retail Establishment Agreement with Sears Holdings (the “SYWR Agreement”) pursuant to which Sears Holdings authorizes SHO to participate in Sears Holdings’s SYWR program. Under the SYWR Agreement, Sears Holdings will issue rewards points to SYWR program members when they purchase program-eligible merchandise and services from SHO’s stores and, for each qualifying purchase, SHO will pay SYWR a fee equal to an agreed percentage of the qualifying purchase for base points issued and for bonus points issued, if any. Sears Holdings will (1) authorize SHO to redeem points for SYWR program members as part or all of the purchase prices paid by SYWR program members when they make qualifying purchases from SHO’s stores and (2) reimburse SHO for the dollar value of the points redeemed.

Duration. The term of the SYWR Agreement will expire in 2022 but may be terminated (1) by either party for cause upon a material breach either if the breaching party fails to cure such breach within 30 days following written notice of such breach or, if such breach is not curable, immediately upon delivery of the non-breaching party’s notice of intention to terminate, (2) by Sears Holdings upon a change in control whereby a majority of SHO’s voting power, or a majority of the voting power of any of SHO’s subsidiaries, is acquired by a competitor that operates a points-issuance/redemption business that competes in any material respect with the SYWR program or with any other rewards or points-issuance/redemption businesses operated by Sears Holdings or any of its affiliates, (3) 66 months after the effective date of the Separation by either party for convenience upon 180-days’ notice to the other party, (4) by either party upon 30-days’ notice if such party (or any of its affiliates) terminates the Separation Agreement, the Trademark License Agreement, a Store License Agreement, or the Merchandising Agreement as a result of the other party’s (or its affiliates’) material breach of or default under such agreement, or (5) by Sears Holdings if SHO fails to consent to an amendment or modification to the SYWR program that applies on a non-discriminatory basis to all of Sears Holdings’s authorized vendors and authorized providers but has a material adverse effect on SHO, provided that Sears Holdings has used commercially reasonable efforts to provide an accommodation for SHO’s consent, which consent may not be unreasonably withheld.

Indemnification. SHO is required to defend and indemnify Sears Holdings against third-party claims arising or relating to, among other things, SHO’s (1) negligence, recklessness, or willful misconduct relating to the SYWR program, (2) breach or default of the SYWR Agreement, (3) fraud, (4) non-compliance with applicable law, or (5) infringement of intellectual property. Sears Holdings is required to defend and indemnify SHO against third-party claims relating to, among other things, Sears Holdings’s (A) negligence, recklessness or willful misconduct relating to the SYWR program, (B) breach or default of the SYWR Agreement, (C) fraud, (D) infringement of intellectual property, or (E) failure to satisfy any of its obligations or liabilities to SYWR program members.

May 2016 Amendment

Amendment No. 1 to the Shop Your Way Rewards Retail Establishment Agreement amends the Shop Your Way Rewards Retail Establishment Agreement to, among other things, (a) delay the ability of the Company and Sears Holdings each to exercise its rights to terminate the SYWR Agreement for convenience to December 31, 2019, (b) adds the Stale Claims Agreement and the Revised Payment Terms Agreement, and (c) adds the Company’s obligation to pay Sears Holdings, under specified circumstances, increased fees and expenses from third-party providers.

Tax Sharing Agreement

Prior to the Separation, SHO entered into a Tax Sharing Agreement with Sears Holdings regarding the sharing of federal, state, local and foreign tax liabilities, the preparation and filing of tax returns for such taxes and disputes with taxing authorities regarding such taxes. Under the terms of the Tax Sharing Agreement, Sears Holdings generally is responsible for all pre-Separation taxes that relate to SHO’s business other than non-income taxes that are accrued and unpaid as of the Separation date, for which SHO is responsible, and SHO generally is responsible for all post-Separation taxes that relate to SHO’s business. Subject to certain limitations and the agreement to cooperate in good faith with SHO, under the terms of the Tax Sharing Agreement Sears Holdings has the right to resolve any difference or disagreement on any matter that arises out of the application and interpretation of the Tax Sharing Agreement.

Employee Transition and Administrative Services Agreement

Initial Agreement

Prior to the Separation, SHO entered into an Employee Transition and Administrative Services Agreement with Sears Holdings (the “ETASA”). Under the ETASA, Sears Holdings provides SHO with transitional administrative services with respect to SHO’s employees including payroll, benefits, and other human-resource support services.

Duration. The ETASA will expire in April 2018. The ETASA may be terminated (1) by either party for cause upon a material breach either if the breaching party fails to cure such breach within 30 days following written notice of such breach, or if such breach is not curable, immediately upon delivery of the non-breaching party’s notice of intention to terminate, (2) by Sears Holdings upon a change of control whereby a majority of SHO’s voting power, or a majority of the voting power of SHO’s subsidiaries, is acquired by specified competitors of Sears Holdings, or (3) by either party upon 30-days’ notice if such party (or any of its affiliates) terminates the Separation Agreement, any Store License Agreement, the Trademark License Agreement, the SYWR Agreement, or the Merchandising Agreement as a result of the other party’s (or its affiliates’) material breach of or default under such agreement. The ETASA may also be terminated by either party on one-year’s notice.

Fees. For the first 24 months of the ETASA, SHO will pay a per-employee fee to Sears Holdings, plus reimbursement of all payroll and other direct costs. Following the first 24 months, SHO will pay a negotiated per-employee fee based on a combination of Sears Holdings’s costs to provide the services plus a specified profit margin. SHO and Sears Holdings will negotiate in good faith to determine the applicable fees. In addition, during the term of the ETASA SHO will be responsible for the payment of all taxes payable in connection with the services provided under the ETASA, including sales, use, excise, value-added, business, service, goods and services, consumption, withholding, payroll, unemployment, and other similar taxes or duties, along with any related interest and penalties.

Indemnification . SHO is required to defend and indemnify Sears Holdings against all third-party claims that relate to or arise out of the ETASA (including claims by employees), except to the extent such claims are caused by Sears Holdings’s gross negligence or willful misconduct or willful failure in the performance of the ETASA. Sears Holdings is required to defend and indemnify SHO against any third-party claims that relate to (1) bodily injury or death of any person or damage to real and/or tangible personal property, to the extent directly caused by the negligence or willful misconduct of Sears Holdings and used by Sears Holdings in the performance of the services, or (2) specified intellectual-property infringement claims. However, Sears Holdings will not indemnify SHO to the extent indemnification claims are caused by (A) SHO’s breach of the ETASA, (B) SHO’s gross negligence or willful misconduct or willful failure in the performance of the ETASA, or (C) with respect to infringement claims arising out of (i) SHO’s use, misuse, marketing or distribution of Sears Holdings’s assets except as provided for in the ETASA or (ii) information, directions, specifications, or materials provided by SHO or on SHO’s behalf.

Statement of Work #1. SHO and Sears Holdings have entered into the Statement of Work #1 to the ETASA. The Statement of Work is required by the terms and conditions of the ETASA and provides that it replaces the Human Resources section of Appendix 101-A to the Services Agreement. The Statement of Work provides for the following human resource services to be governed by the terms and conditions of the ETASA: support center; payroll; time and attendance; human-resources reporting and analytics; unemployment; compliance; employee record keeping; learning; management/leadership development; compensation management; benefits and benefits administration; and human-resources systems.

May 2016 Amendment

Amendment No. 1 to Employee Transition and Administrative Services Agreement (the “ETASA Amendment”) amends the Employee Transition and Administrative Services Agreement to, among other things, (a) delete for the remainder of the term (which ends on April 30, 2018) the obligation of SHO and Sears Holdings to negotiate the per employee administrative fee, (b) adds the obligation of SHO to pay Sears Holdings under specified circumstances increased fees and expenses from third-party vendors asserting that they are legally entitled thereto as a result of the SHO receiving benefits from Sears Holdings’ relationship with the third-party vendors, (c) adds the Stale Claims Agreement and the Revised Payment Terms Agreement, and (d) incorporates by reference and restates a Statement of Work #1 to the ETASA Agreement that, among other things, removes specified human resource services that will cease to be provided by Sears Holdings in accordance with the Employee Transition and Administrative Services Agreement.

Services Terminated

The Company has terminated all of the services to be provided by Sears Holdings in accordance with the ETASA, as amended.

Non-Competition and Exclusivity Arrangements between Sears Holdings and SHO

Following the Separation, the non-competition and exclusivity arrangements between Sears Holdings and SHO are governed primarily by the terms and conditions of the Restated MA.

Sears Hometown and Hardware Stores. New Sears Hometown and Hardware stores are permitted without restriction in all Micropolitan Statistical Areas (“MicroSAs”) as defined by the U.S. Office of Management and Budget (“OMB”) (i.e., defined areas of less than 50,000 residents). New Sears Hometown and Hardware stores are permitted in Metropolitan Statistical Areas as defined by the OMB (i.e., defined areas of greater than 50,000 residents), but only if (1) such stores are located at least eight miles away from existing stores owned or operated by Sears Holdings and branded with the name “Sears” and at least two miles from specified Kmart locations (all such Kmart locations and existing Sears stores, “Sears Stores”), (2) SHO has, for those new Sears Hometown and Hardware stores located between five and eight miles from existing Sears Stores, notified Sears Holdings in advance of those stores and has received Sears Holdings’s approval (which approval will not be unreasonably withheld or delayed), and for each such store, SHO will pay to Sears Holdings on an annual basis a specified percentage of the new stores’ EBITDA for the first five years such stores are open for business, (3) such stores distribute products primarily on a rent-to-own basis or (4) Sears Holdings has already approved of such stores’ location.

Sears Outlet Stores. Existing and new Sears Outlet stores are permitted without restriction, except that on and after October 31, 2013 neither SHO nor its dealers and franchisees may sell specified “New Products” at any Sears Outlet store that is acquired or leased after that date and that is located within two miles of an operating Sears Store. The Restated MA also establishes an exclusive relationship, subject to certain conditions, until February 1, 2020 between Sears Holdings and SHO with respect to the sale and purchase of specified categories of distressed and refurbished merchandise and marked-out-of-stock merchandise (including apparel). In addition, Sears Holdings will give SHO a right of first offer on all of Sears Holdings’s (1) discontinued or obsolete products, (2) overstock products and home goods and furniture that are new and still in original packaging, (3) distressed, refurbished, discontinued, and obsolete home goods and furniture, and (4) marked out-of-stock footwear except with respect to products that Sears Holdings does not sell to end-user consumers.

Sears Holdings. Sears Holdings may continue to, and may authorize others to continue to, own and operate all stores owned and operated by them on the date of the Separation. However, Sears Holdings is not able to do the following: (A) in any MicroSA open, own, or operate any new store, or authorize in any MicroSA any new specified “Authorized Store,” that is (1) branded with any Sears Mark that includes “Kenmore” or “Craftsman” or (2) a specified “Sears Store”; (B) open, own, or operate any new store, or sell specified “Prohibited Products” to any new Authorized Store, that is substantially similar to one or more of the Sears Hometown Store, Sears Home Appliance Showroom, or Sears Outlet Store formats existing on the effective date of the Separation; or (C) open, own, or operate any new store, or authorize any new Authorized Store, that markets or sells, or authorizes (via a license agreement, operating agreement, or otherwise) any natural person, business entity, or non-entity business enterprise to market or sell, any item of specified “Exclusive Merchandise” at a store physically located in any postal zip code area with respect to which, and to the extent, Sears Holdings or SHO has agreed with the owner of a Hometown Store to refrain from selling Exclusive Merchandise in the postal zip code area.

SHO. SHO may not enter into or amend any agreement (each, an “authorizing agreement”) that authorizes an unrelated third-party owner or franchisee to operate a new Sears Hometown Store, Sears Hardware Store, or Sears Home Appliance Showroom if the authorizing agreement contains product-exclusivity rights. If SHO seeks to renew or permit the assignment of an existing authorizing agreement for a Sears Hometown Store, Sears Hardware Store, or Sears Home Appliance Showroom that includes product-exclusivity rights, SHO must use commercially reasonable efforts to ensure that the renewal or assignment also eliminates the product-exclusivity rights.

The Services Amendment provides that in connection with the Company’s operation of its websites, the Company has agreed to limit its marketing efforts to users located within specified Zip-Code based territories and to pay to Sears Holdings commissions on sales transacted on the Company’s websites that result in deliveries outside the specified Zip-Code based territories.

Real Property Transactions

Prior to the Separation, Sears Holdings assigned or sublet to SHO Sears Holdings’s interests in the lease for each of SHO’s stores as to which Sears Holdings, and not SHO or an independent authorized dealer or a franchisee, is the tenant and either (1) the lease for the store permits assignment or subletting of the lease or (2) Sears Holdings is able to obtain landlord consent to the assignment or sublease. However, a relatively small number of the leases for SHO stores, or the “No-Consent Locations,” do not permit assignment or subletting by Sears Holdings or may require landlord consent, which may be withheld. Sears Holdings entered into a sublease with SHO for each of the No-Consent Locations. In addition, a small number of SHO stores are in locations where Sears Holdings currently operates one of its stores. In such cases SHO entered into a lease or sublease with Sears Holdings for the portion of the space in which SHO’s store operates, and SHO pays rent directly to Sears Holdings on the terms negotiated prior to the Separation.

Generally, the form of sublease from Sears Holdings to SHO with respect to SHO’s premises subleased from Sears Holdings provides for the following, among other terms and conditions: (1) the duration of the sublease and the rent payable by SHO to Sears Holdings are the same as the duration and the rent payable by Sears Holdings to its landlord; (2) the premises are subleased to SHO on an “as is” basis and that Sears Holdings, as sublandlord, makes no representation to SHO regarding the condition of the subleased premises; (3) SHO as subtenant (A) is subject to all of the easements, covenants, conditions, and restrictions of Sears Holdings’s lease from its landlord and (B) SHO will comply with and perform all of Sears Holdings’s obligations as tenant under its lease from its landlord; (4) SHO will indemnify and defend Sears Holdings from and against all claims by (A) Sears Holdings’s landlord that SHO has not performed Sears Holdings’s obligations as tenant under Sears Holdings’ lease from the landlord and (B) any person as a result of SHO’s use or occupancy of the subleased premises or SHO’s failure to comply with the terms of the sublease or Sears Holdings’s lease from its landlord; (5) SHO may not sublet or assign the sublease without the consent of Sears Holdings; and (6) upon specified SHO defaults (including failure by SHO to observe and perform any provision of the sublease to be performed by SHO) Sears Holdings may, among other remedies, (A) reenter the subleased premises and expel SHO and (B) recover damages from SHO.

By means of an amendment to the Separation Agreement, SHO and Sears Holdings have agreed that, with respect to leases or subleases that require Sears Holdings’s or its affiliates consent to sublease, Sears Holdings’s affiliates will not unreasonably withhold or delay their consent to subleases by SHO to its dealers and franchisees. For each such request, SHO will pay Sears Holdings a $2,500 per-sublease consent fee. Sears Holdings’s affiliates’ may not withhold their consent to a sublease due to the proximity of such location to a Sears Holdings full line store (unless such location is in violation of the proximity restrictions contained in the Merchandising Agreement).

SHO’s Senior ABL Facility

Prior to the Separation and in connection with SHO’s entry into an asset-based, senior secured revolving credit facility with a group of financial institutions (the “Senior ABL Facility”), SHO entered into an agreement with Sears Holdings and the agent under the Senior ABL Facility whereby Sears Holdings commits to (1) continue to provide services to SHO in connection with a realization on the lenders’ collateral after default under the Senior ABL Facility notwithstanding SHO’s default under the underlying agreements with Sears Holdings, and (2) provide specified notices and services to the agent for so long as any obligations remain outstanding under the Senior ABL Facility. On November 1, 2016 SHO and the group of financial institutions party to the Senior ABL Facility, agreed to amend and restate the Senior ABL Facility in its entirety (the “New Senior ABL Facility”). Also, on November 1, 2016, SHO entered into an agreement with Sears Holdings whereby Sears Holdings confirmed that its commitments in relation to the Senior ABL Facility also extend to the New Senior ABL Facility. See the Company’s 2016 Annual Report on Form 10-K for additional information regarding the New Senior ABL Facility.

Hadoop Services Agreement

SHO has entered into a services agreement with Sears Holdings for the provision of technology services and equipment (the “Hadoop Services Agreement”). The Hadoop Services Agreement will terminate during July 2017. Under the Hadoop Services Agreement, Sears Holdings will build a Hadoop system for SHO. Under the Hadoop Services Agreement SHO agrees to pay Sears Holdings a monthly services fee to maintain the Hadoop system and related hardware at a Sears Holdings facility.

Why Not Lease It Program

SHO has entered into a Consumer Lease Program Adherence and Indemnification Agreement (the “Leasing Agreement”) that allows SHO to continue participating in a Sears Holdings administered program whereby consumers that cannot immediately purchase SHO consumer products can instead lease them from a third party, Whynot Leasing, LLC (“WNL”). Under the Sears Holdings administered program, each SHO consumer product that is ultimately leased by a consumer is first purchased by WNL from SHO and then leased to the consumer. The Leasing Agreement requires Sears Holdings to forward to SHO 100% of the settlement funds for the products that SHO sells to WNL and clarifies that neither Sears Holdings nor WNL will receive any direct compensation from SHO for the right to participate in the leasing program. The Leasing Agreement also provides that Sears Holdings will deduct applicable sales taxes and remit them on SHO’s behalf to the appropriate taxing authority and that SHO and Sears Holdings will defend and indemnify each other from claims resulting from SHO’s or Sears Holdings’s failure to comply with the Leasing Agreement and will use commercially reasonable efforts to cause WNL, or any other third party, to assume and bear financial responsibility for claims for which that third party is responsible. The term of the Leasing Agreement continues until the earlier termination of the Services Agreement or the Leasing Agreement. Additionally, either SHO or Sears Holdings may earlier terminate the Leasing Agreement upon 30 days’ prior written notice.

Payments from SHO to Sears Holdings and from Sears Holdings to SHO

The following table summarizes payments received by SHO from Sears Holdings and payments made by SHO to Sears Holdings during our 2016 fiscal year that are included in our financial statements with respect to our 2016 fiscal year included in the Company’s 2016 Annual Report on Form 10-K.

Net commissions received by SHO from Sears Holdings	$82,447,000
Payments made by SHO to Sears Holdings related to cost of sales and for occupancy	$1,153,739,000
Payments made by SHO to Sears Holdings for services performed by Sears Holdings	$77,189,000

Seritage Growth Properties

During our 2016 fiscal year we paid Seritage Growth Properties approximately $1.0 million for occupancy charges for three properties we lease from Seritage. Edward S. Lampert is the Chairman of the Board of Trustees of Seritage.

Additional Information

SHO’s Board of Directors Code of Conduct provides that Covered Parties (as defined below) are not prohibited from investing, and SHO has renounced all interest and expectancy, and being offered an opportunity to participate or invest, in all investment opportunities that may come to the attention of any Covered Party other than the following investments (unless they are investments of ESL) made prior to the post-Separation date of adoption of SHO’s Board of Director Code of Conduct: investment opportunities that come to the Covered Party’s attention directly and exclusively in the Covered Party’s capacity as director, officer, or employee of SHO; control investments in retailers primarily focused on selling home appliances, hardware, tools, or lawn and garden equipment that are new products or that are one-of- a-kind, out-of-carton, discontinued, obsolete, used, reconditioned, overstocked, scratched, or dented products; and investment opportunities in companies or assets that have a significant role in SHO’s business such as investment opportunities in (1) real estate currently leased by SHO or (2) suppliers of which SHO is a substantial customer representing over 10% of such companies’ revenues. “Covered Parties” means each of ESL and each employee, officer, director or advisor to ESL who may serve as an officer or director of SHO.

OTHER INFORMATION

Other Business That May Come Before the Meeting

Our management does not intend to bring any other business before the Annual Meeting and has not been notified of any other business proposed to be brought before the Annual Meeting. However, if any other business should be properly presented, it is the intention of the persons named on the proxy card to vote in accordance with their judgment on such business.

2018 Annual Meeting of Stockholders

Procedures for Submitting Stockholder Proposals

If you want to include a stockholder proposal in the proxy statement for our 2018 Annual Meeting of Stockholders, your stockholder proposal must be delivered to the Company not later than December 24, 2017, and it must satisfy the rules and regulations of the SEC to be eligible for inclusion in the proxy statement for that meeting. However, if the date of our 2018 Annual Meeting changes by more than 30 days from the date that is the first anniversary of our 2017 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials for the 2018 Annual Meeting.

If you want to submit a stockholder proposal for our 2018 Annual Meeting and you do not require that the proposal be included in the Company’s proxy materials, you must notify the Company of such proposal not later than the close of business on February 25, 2018 and not earlier than the close of business on January 25, 2017. However, if the date of the 2018 Annual Meeting is more than 30 days before, or more than 70 days after, May 24, 2018, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2018 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2018 Annual Meeting or the 10th day following the day on which the Company first makes a public announcement of the date of the 2018 Annual Meeting. Your notice must also include the information required by our Bylaws.

All stockholder proposals must be delivered to the Company at the following address: Sears Hometown and Outlet Stores, Inc., 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192, Attn: General Counsel and Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Section 16(a)”), requires our directors and executive officers and the beneficial holders of more than 10% of our common stock to file reports of ownership and changes in ownership with respect to our common stock with the SEC and to furnish copies of these reports to SHO. Based solely on a review of these reports and written representations from our directors and executive officers, we believe that all of our directors and executive officers filed the reports required by Section 16(a) on a timely basis during our 2016 fiscal year.

Solicitation of Proxies

The proxies are solicited by our Board of Directors. We will pay the cost to solicit proxies. Directors and officers of the Company and employees of its affiliates may solicit proxies either personally or by telephone, facsimile transmission or through the Internet.

2016 Annual Report on Form 10-K

A copy of the Company’s 2016 Annual Report on Form 10-K, including the financial statements and schedules and a list of all exhibits, will be supplied without charge to any stockholder upon written request sent to Sears Hometown and Outlet Stores, Inc., Law Department, 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois, 60192, Attn: General Counsel and Secretary. Exhibits to the Company’s 2016

Annual Report on Form 10-K are available for a reasonable fee. You may also view the Company’s 2016 Annual Report on Form 10-K and its exhibits on-line at the SEC website at www.sec.gov or on our website at www.shos.com.

IMPORTANT

The interest and cooperation of all stockholders in the affairs of SHO are considered to be of the greatest importance by SHO. Even if you expect to attend the Annual Meeting, we urgently request that, whether your share holdings are large or small, you promptly vote by telephone, through the Internet, or by mail.

SEARS HOMETOWN AND OUTLET STORES, INC. 5500 TRILLIUM BOULEVARD SUITE 501 HOFFMAN ESTATES, IL 60192

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

SEARS HOMETOWN AND OUTLET STORES, INC.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
1.	Elect the following seven (7) nominees named in the Proxy Statement:			☐	☐	☐
Nominees:

	01) E. J. Bird	05) William K. Phelan
	02) James F. Gooch	06) Will Powell
	03) Josephine Linden	07) David Robbins
04) Kevin Longino
The Board of Directors recommends that you vote FOR the following proposals:									For	Against	Abstain
2.	Approve, on an advisory basis, the compensation of our Named Executive Officers.								☐	☐	☐

3.	Ratify the appointment by the Audit Committee of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2017.								☐	☐	☐

4.	Consider any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Please indicate if you plan to attend this meeting.				Yes	No
				☐	☐

Please sign exactly as your name or names appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, give full title. Joint owners should each sign personally. All holders must sign. If a corporation or a partnership, please sign in full corporate or partnership name, by an authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

ADMISSION TICKET

You should present this admission ticket in order to gain admittance to the 2017 Annual Meeting of Stockholders. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. If shares are held in the name of a broker, trust, bank, or other nominee, you must bring with you a statement, proxy, or letter from the broker, trustee, bank, or other nominee confirming the beneficial ownership of the shares as of the record date. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.

DIRECTIONS TO THE 2017 ANNUAL MEETING OF STOCKHOLDERS OF SEARS HOMETOWN AND OUTLET STORES, INC.

Directions from Midway Airport:

Take Cicero Avenue North to I-290, Eisenhower Expressway, West and exit on I-90, Northwest Tollway, West, towards Rockford. Stay on I-90 West to the exit at Beverly Road and proceed North (right). You will see the Sears Entrance on the right. Turn right into the Sears complex and follow the signs to the Elm Building. Proceed to the main entrance.

Directions from the Loop or O’Hare Airport:

Take I-90/94 West and stay on I-90, Northwest Tollway, West, towards Rockford. Exit at Beverly Road and proceed North (right). You will see the Sears Entrance on the right. Turn right into the Sears complex and follow the signs to the Elm Building. Proceed to the main entrance.

Directions from West to Route 59:

Take I-90, Northwest Tollway, East to Rt. 59 (first exit after Rt. 25). Exit at Rt. 59 and proceed North. At Higgins Road (Rt. 72) turn left. Proceed West on Higgins Road to Beverly Road. At Beverly Road, turn left and proceed South. You will see the Sears Entrance on the left. Turn left into the Sears complex and follow the signs to the Elm Building. Proceed to the main entrance.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form10-K are available at www.proxyvote.com.

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SEARS HOMETOWN AND OUTLET STORES, INC. Annual Meeting of Stockholders May 24, 2017 9:00 AM (Central Time) This proxy is solicited on behalf of the Board of Directors

The undersigned, revoking any proxy previously given, hereby appoint(s) Michael A. Gray, Charles J. Hansen, and Ryan D. Robinson, all of whom are officers of Sears Hometown and Outlet Stores, Inc., and each of them, as proxies with full powers of substitution, to vote, as directed on the reverse side of this card, all shares the undersigned is entitled to vote at the 2017 Annual Meeting of Stockholders of Sears Hometown and Outlet Stores, Inc. to be held on May 24, 2017 and at any adjournment or postponement of the Annual Meeting, and authorizes each proxy to vote at his discretion on any other matter that may properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting INCLUDING WITHOUT LIMITATION TO VOTE ON THE ELECTION OF SUCH SUBSTITUTE NOMINEES FOR DIRECTOR AS SUCH PROXIES MAY SELECT IN THE EVENT THAT ANY NOMINEE(S) NAMED ON THIS PROXY CARD BECOME(S) UNABLE TO SERVE AS A DIRECTOR.

This proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxy holders on all other matters properly coming before the Annual Meeting. If no direction is made, this proxy will be voted FOR all of the Board of Directors’ nominees for election to the Board of Directors, FOR proposal 2, and FOR proposal 3.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side